Exhibit 10.10

Dated 29 July 2013

US$135,224,500

TERM LOAN FACILITY

CJNP LPG TRANSPORT LLC

CMNL LPG TRANSPORT LLC

CNML LPG TRANSPORT LLC

CORSAIR LPG TRANSPORT LLC

as joint and several Borrowers and Hedge Guarantors

and

DORIAN LPG LTD.

as Parent Guarantor

and

THE ROYAL BANK OF SCOTLAND plc

as Arranger

and

THE ROYAL BANK OF SCOTLAND plc

as Facility Agent

and

THE ROYAL BANK OF SCOTLAND plc

as Security Agent

FACILITY AGREEMENT

relating to

the refinancing of certain Existing Indebtedness

and the purchase of three gas carriers

Index

Clause		Page

	Section 1 Interpretation	1
1	Definitions and Interpretation	1
	Section 2 The Facility	23
2	The Facility	23
3	Purpose	23
4	Conditions of Utilisation	24
	Section 3 Utilisation	25
5	Utilisation	25
	Section 4 Repayment, Prepayment and Cancellation	27
6	Repayment	27
7	Prepayment	28
	Section 5 Costs of Utilisation	32
8	Interest	32
9	Interest Periods	33
10	Changes to the Calculation of Interest	33
11	Fees	35
	Section 6 Additional Payment Obligations	36
12	Tax Gross Up and Indemnities	36
13	Increased Costs	39
14	Other Indemnities	40
15	Mitigation by the Lenders	42
16	Costs and Expenses	43
	Section 7 Guarantees and Joint and Several Liability of Borrowers	44
17	Guarantee and Indemnity — Parent Guarantor	44
18	Joint and several liability of the Borrowers	46
19	Guarantee and Indemnity — Hedge Guarantors	48
	Section 8 Representations, Undertakings and Events of Default	52
20	Representations	52
21	Information Undertakings	57
22	Financial Covenants	61
23	General Undertakings	63
24	Insurance Undertakings	68
25	General Ship Undertakings	73
26	Pre-delivery Ship Undertakings	78
27	Security Cover	79
28	Application of Earnings and Newbuilding Cash Collateral	80
29	Events of Default	81
	Section 9 Changes to Parties	86
30	Changes to the Lenders	86
31	Changes to the Obligors	90
	Section 10 The Finance Parties	91
32	The Facility Agent and the Arranger	91
33	The Security Agent	98
34	Conduct of Business by the Finance Parties	108
35	Sharing Among the Finance Parties	108
	Section 11 Administration	111
36	Payment Mechanics	111
37	Set-Off	114
38	Notices	114
39	Calculations and Certificates	116
40	Partial Invalidity	116

41	Remedies and Waivers	116
42	Settlement or Discharge Conditional	117
43	Irrevocable Payment	117
44	Amendments and Waivers	117
45	Confidentiality	118
46	Counterparts	121
	Section 12 Governing Law and Enforcement	122
47	Governing Law	122
48	Enforcement	122
Schedule 1 The parties		123
Schedule 2 Conditions Precedent and Conditions Subsequent		128
Schedule 2 Conditions Precedent and Conditions Subsequent		130
Schedule 2 Conditions Precedent and Conditions Subsequent		132
Schedule 3 Requests		134
Schedule 4 Form of Transfer Certificate		137
Schedule 5 Form of Assignment Agreement		139
Schedule 6 Form of Compliance Certificate		141
Schedule 7 Details of the Ships		142
Schedule 8 Timetables		143
Schedule 9 Approved Valuers		144
Schedule 10 Approved Charterers		145
Execution Pages		146

THIS AGREEMENT is made on 29 July 2013

PARTIES

(1)           CJNP LPG TRANSPORT LLC, a limited liability company formed and existing in the Republic of the Marshall Islands whose registered office is at Ajeltake Road, Ajeltake Island, Majuro MH96960, The Marshall Islands as a borrower (“Borrower A”)

(2)           CMNL LPG TRANSPORT LLC, a limited liability company formed and existing in the Republic of the Marshall Islands whose registered office is at Ajeltake Road, Ajeltake Island, Majuro MH96960, The Marshall Islands as a borrower (“Borrower B”)

(3)           CNML LPG TRANSPORT LLC, a limited liability company formed and existing in the Republic of the Marshall Islands whose registered office is at Ajeltake Road, Ajeltake Island, Majuro MH96960, The Marshall Islands as a borrower (“Borrower C”)

(4)           CORSAIR LPG TRANSPORT LLC, a limited liability company formed and existing in the Republic of the Marshall Islands whose registered office is at Ajeltake Road, Ajeltake Island, Majuro MH96960, The Marshall Islands as a borrower (“Borrower D”)

(5)           DORIAN LPG LTD., a corporation incorporated in the Marshall Islands whose registered office is at Ajeltake Road, Ajeltake Island, Majuro MH96960, The Marshall Islands as guarantor (the “Parent Guarantor”)

(6)           THE COMPANIES listed in Part A of Schedule 1 (The Parties) as hedge guarantors (the “Hedge Guarantors”)

(7)           THE ROYAL BANK OF SCOTLAND plc as mandated lead arranger (the “Arranger”)

(8)           THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as lenders (the “Original Lenders”)

(9)           THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as hedge counterparties (the “Hedge Counterparties”)

(10)         THE ROYAL BANK OF SCOTLAND plc as agent of the other Finance Parties (the “Facility Agent”) and

(11)         THE ROYAL BANK OF SCOTLAND plc as security agent for the Secured Parties (the “Security Agent”)

BACKGROUND

(A)          The Lenders have agreed to make available to the Borrowers a secured term loan facility not exceeding $135,224,500 for the purposes of refinancing part of the Existing Indebtedness and acquiring Ship A, Ship B and Ship C.

(B)          The Hedge Counterparties have agreed to enter into interest rate swap transactions with the Borrowers from time to time to hedge the Borrowers’ exposure under this Agreement to interest rate fluctuations.

OPERATIVE PROVISIONS

SECTION 1

INTERPRETATION

1              DEFINITIONS AND INTERPRETATION

1.1          Definitions

In this Agreement:

“Accounts” means the Operating Accounts, the Minimum Liquidity Account and the Newbuilding Cash Account.

“Accounts Security” means the documents creating security in respect of any of the Accounts in agreed form.

“Affected Lender” has the meaning given to it in Clause 10.2 (Market disruption).

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. Notwithstanding the foregoing, in relation to The Royal Bank of Scotland plc, “Affiliate” shall not include: (i) the UK Government or any member or instrumentality thereof, including Her Majesty’s Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof); or (ii) any persons or entities controlled by or under common control with the UK Government or any member or instrumentality thereof {including Her Majesty’s Treasury and UK Financial Investments Limited) and which are not part of The Royal Bank of Scotland Group plc and its subsidiaries or subsidiary undertakings.

“Approved Auditor” means each of Moore Stephens & Co., Deloitte LLP, Pricewaterhouse Coopers LLP, Ernst & Young LLP and KPMG LLP or such other firm of auditors as may be approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders.

“Approved Broker” means any firm or firms of insurance brokers approved in writing by the Facility Agent, acting with the authorisation of the Majority Lenders.

“Approved Charter” means a time charter of a Ship entered into between the relevant Borrower and an Approved Charterer the duration of which is equal to or exceeds two years and the net charter hire payable thereunder is sufficient to pay in full the aggregate of the relevant Ship’s operating expenses and an amount equal to the amount of the annual principal repayment instalments and, cash interest in relation to the Tranche relating to that Ship.

“Approved Charter Assignment” means in relation to the Ship an assignment of any Approved Charter (and any supporting guarantee, if any) in respect of the Ship executed by the relevant Borrower in favour of the Security Trustee in the agreed form.

“Approved Charterer” means any of the charterers as specified in Schedule 10 (Approved Charterers) or otherwise approved in writing by the Facility Agreement, acting with the authorisation of the Majority Lenders.

“Approved Classification” means, in relation to a Ship, as at the date of this Agreement the classification in respect of that Ship specified in Schedule 7 (Details of the Ships) or the equivalent classification with another Approved Classification Society.

“Approved Classification Society” means, in relation to a Ship, as at the date of this Agreement, the classification society in respect of that Ship specified in Schedule 7 (Details of the Ships ) or any other classification society approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders.

“Approved Commercial Manager” means, in relation to a Ship, Dorian (Hellas) S.A., a company organised and existing under the laws of Panama and having a place of business at 102-104 Kolokotroni Street, 185 35 Piraeus, Greece or Dorian Management LPG Corp., a corporation organised and existing under the laws of the Marshall Islands and having a place of business at 102-104 Kolokotroni Street, 185 35 Piraeus, Greece or any other person approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders, as the commercial manager of that Ship such approval not to be unreasonably withheld or delayed.

“Approved Flag” means, in relation to a Ship, as at the date of this Agreement, the flag in respect of that Ship specified in Schedule 7 (Details of the Ships) or such other flag approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders.

“Approved Manager” means, in relation to a Ship, the Approved Commercial Manager or the Approved Technical Manager of that Ship.

“Approved Technical Manager” in relation to a Ship, Dorian (Hellas) S.A. a company organised and existing under the laws of Panama and having a place of business at 102-104 Kolokotroni Street, 185 35 Piraeus, Greece or Dorian Management LPG Corp., a corporation organised and existing under the laws of the Marshall Islands and having a place of business at 102-104 Kolokotroni Street, 185 35 Piraeus, Greece or any other person approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders, as the technical manager of that Ship such approval not to be unreasonably withheld or delayed.

“Approved Valuer” means any firm or firms of independent sale and purchase shipbrokers as specified in Schedule 9 (Approved Valuers) or otherwise approved in writing by the Facility Agent, acting with the authorisation of the Majority Lenders,

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, legalisation or registration.

“Availability Period” means the period from and including the date of this Agreement to and including 30 September 2013.

“Borrower” means Borrower A, Borrower B, Borrower C or Borrower D.

“Break Costs” means the amount (if any) by which:

(a)          the interest (but excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period exceeds

(b)          the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Builder” means Hyundai Heavy Industries Co. Ltd., a company organised and existing in the Republic of Korea whose registered office is at 1 Jeonha-Dong, Dong-Gu, Ulsan, Korea.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York.

“Charged Property” means all of the assets which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Charter” means, in respect of a Ship, any charter relating to that Ship, or other contract for its employment, whether or not already in existence.

“Commitment” means:

(a)          in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Part B of Schedule 1 (The Parties) and the amount of any other Commitment transferred to it under this Agreement; and

(b)          in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Compliance Certificate” means a certificate in the form set out in Schedule 6 (Form of Compliance Certificate) or in any other form agreed between the Parent Guarantor and the Facility Agent.

“Confidential Information” means all information relating to any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)          any member of the Group or any of its advisers; or

(b)          another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes, after having made due inquiry, information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)          is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 45 (Confidentiality)); or

(ii)         is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)        is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking in substantially the appropriate form recommended by the LMA from time to time or in any other form agreed between the Borrowers and the Facility Agent.

“Contract Price” means the price payable for Ship D under article II of the Shipbuilding Contract, subject to adjustment as provided in article III of the Shipbuilding Contract.

“Corresponding Debt” means any amount, other than any Parallel Debt, which an Obligor owes to a Secured Party under or in connection with the Finance Documents.

“Deed of Covenant” means, in relation to a Ship, the deed of covenant collateral to the Mortgage over that Ship and creating security in respect of that Ship together with the Earnings, the Insurances and any Requisition Compensation in each case in respect of that Ship, in agreed form.

“Deed of Release” means a deed releasing the Existing Security and the Exiting Borrowers in a form acceptable to the Facility Agent.

“Default” means an Event of Default or a Potential Event of Default.

“Defaulting Lender” means any Lender:

(a)          which has failed to make its participation in a Tranche available or has notified the Facility Agent that it will not make its participation in a Tranche available by the Utilisation Date of that Tranche in accordance with Clause 5.4 (Lenders’ participation);

(b)          which has otherwise rescinded or repudiated a Finance Document; or

(c)          with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)           its failure to pay is caused by:

(A)             administrative or technical error; or

(B)             a Disruption Event; and

payment is made within 3 Business Days of its due date; or

(ii)          the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Delegate” means any delegate, agent, attorney, co-trustee or other person appointed by the Security Agent.

“Delivery Date” means the date on which Ship D is delivered by the Builder to the Purchaser under the Shipbuilding Contract and then delivered on a back-to-back basis by the Purchaser to Borrower D and which in any event shall be no later than 30 September 2014.

“Disruption Event” means either or both of:

(a)           a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)           the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other, Party:

(i)            from performing its payment obligations under the Finance Documents; or

(ii)           from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Document of Compliance” has the meaning given to it in the ISM Code.

“dollars” and “$” mean the lawful currency, for the time being, of the United States of America.

“Dorian Holdings” means Dorian Holdings LLC, a limited liability company formed and existing in the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands.

“Earnings” means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to a Borrower or the Security Agent and which arise out of the use or operation of that Ship, including (but not limited to):

(a)           the following, save to the extent that any of them is, with the prior written consent of the Facility Agent, pooled or shared with any other person:

(i)            all freight, hire and passage moneys;

(ii)           compensation payable to a Borrower or the Security Agent in the event of requisition of that Ship for hire;

(iii)          remuneration for salvage and towage services;

(iv)          demurrage and detention moneys;

(v)           damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Ship;

(vi)          all moneys which are at any time payable under any Insurances in respect of loss of hire;

(vii)         all monies which are at any time payable to a Borrower in respect of general average contribution; and

(b)           if and whenever that Ship is employed on terms whereby any moneys falling within paragraphs (i) to (vi) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Ship.

“Environmental Approval” means any present or future permit, ruling, variance or other Authorisation required under Environmental Laws.

“Environmental Claim” means any claim by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, “claim” includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

“Environmental Incident” means:

(a)           any release, emission, spill or discharge into any Ship or into or upon the air, sea, land or soils (including the seabed) or surface water of Environmentally Sensitive Material within or from any Ship; or

(b)           any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than any Ship and which involves a collision between any Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship and/or any Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)           any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where any Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval.

“Environmental Law” means any present or future law or regulation relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

“Environmentally Sensitive Material” means and includes all pollutants, contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

“Event of Default” means any event or circumstance specified as such in Clause 29 (Events of Default).

“Existing Bank” means the Royal Bank of Scotland plc as “Lender” as such term is defined in the Existing Facility Agreement.

“Existing Borrowers” means together Cetus Transport Ltd., Cygnus Transport Ltd., Cepheus Transport Ltd., and Lyra Gas Transport Ltd., as joint and several borrowers and each being a corporation incorporated in the Republic of Liberia whose registered offices are at 80 Broad Street, Monrovia, Liberia.

“Existing Facility Agreement” means the facility agreement dated 12 August 2005 entered into between the Existing Borrowers and the Existing Bank as amended and supplemented from time to time pursuant to which a term loan of $228,240,000 was made available to the Existing Borrowers.

“Existing Indebtedness” means, at any date, the outstanding Financial Indebtedness of the Existing Borrowers on that date under the Existing Facility Agreement amounting to $157,514,500 at the date of this Agreement.

“Existing Security” means any Security created to secure the Existing Indebtedness.

“Existing Shareholders” means each the ultimate legal and beneficial owners of the Existing Borrowers as at the date of this Agreement.

“Facility” means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

“Facility Office” means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“FATCA” means:

(a)           sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)           any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)           any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)           in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)           in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(c)            in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Finance Document” means:

(a)           this Agreement;

(b)           any Mortgage;

(c)           any Deed of Covenant;

(d)           any General Assignment;

(e)           any Approved Charter Assignment;

(f)            any Accounts Security;

(g)           any Managers’ Undertaking;

(h)           the share security;

(i)            the Pre-delivery Security;

(j)            any Hedging Agreement;

(k)           any Hedging Agreement Assignment;

(l)            any other document (whether or not it creates Security) which is executed as security for, or for the purpose of establishing any priority or subordination arrangement in relation to, the Secured Liabilities; or

(m)          any other document designated as such by the Facility Agent and the Borrowers.

“Finance Party” means the Facility Agent, the Security Agent, the Arranger, a Lender or a Hedge Counterparty.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)           moneys borrowed;

(b)           any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)           any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)           the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)           receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)            any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)           any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)           any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)            the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

“Fleet Vessels” means, for the purposes of clause 22.3, the vessels (including, but not limited to, the Ships) from time to time owned by the members of the Group and “Fleet Vessel” means any of them.

“GAAP” means generally accepted accounting principles in the United States of America including IFRS.

“General Assignment” means, in respect of a Ship, the general assignment creating security in respect of that Ship’s Earnings, its Insurances and any Requisition Compensation in respect of that Ship, in agreed form.

“Group” means the Parent Guarantor and its Subsidiaries for the time being.

“Hedging Agreement” means any master agreement, confirmation, transaction, schedule or other agreement in agreed form entered into or to be entered into by a Borrower for the purpose of hedging interest payable under this Agreement.

“Hedging Agreement Assignment” means, in respect of a Borrower, a first assignment of that Borrower’s rights and interests in any Hedging Agreement, in agreed form.

“Hedging Prepayment Proceeds” means any amount payable to a Borrower as a result of termination or closing out under a Hedging Agreement.

“Hedging Letter” means the letter dated on or before the date of this Agreement and made between the Facility Agent and the Borrowers describing the hedging arrangements to be entered into in respect of the interest rate liabilities of the Borrowers under this Agreement.

“Hedging Novation Agreement” means an ISDA novation agreement in respect of the swap transactions entered into in relation to the Existing Indebtedness with designations APD 2154, SPD 2847.2A, SPD 2847.2B, SPD 3008, SPD 3025 and SPD 3191.BE to be entered into between (i) the Hedging Counterparty, (ii) the Existing Borrowers and (iii) the Borrowers.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Indemnified Person” has the meaning given to it in Clause 14.2 (Other indemnities).

“Impaired Facility Agent” means the Facility Agent at any time when:

(a)           it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)           the Facility Agent otherwise rescinds or repudiates a Finance Document;

(c)           (if the Facility Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)           an Insolvency Event has occurred and is continuing with respect to the Facility Agent;

unless, in the case of paragraph (a) above:

(i)           its failure to pay is caused by:

(A)            administrative or technical error; or

(B)            a Disruption Event; and

payment is made within 3 Business Days of its due date; or

(ii)          the Facility Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Insolvency Event” in relation to a Finance Party means that the Finance Party:

(a)           is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)           becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)           makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)           institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgement of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)           has instituted against it a proceeding seeking a judgement of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)          results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)         is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)            has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)           seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(h)           has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possess, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter.

(i)            causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)            takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Insurances” means, in relation to a Ship:

(a)           all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, effected in respect of that Ship, the Earnings or otherwise in relation to that Ship whether before, on or after the date of this Agreement; and

(b)           all rights and other assets relating to, or derived from, any of such policies, contracts or entries, including any rights to a return of premium and any rights in respect of any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement.

“Interest Period” means, in relation to each Tranche, the Loan or any part of the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 83 (Default interest).

“ISM Code” means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time.

“ISPS Code” means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization’s (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time.

“ISSC” means an International Ship Security Certificate issued under the ISPS Code.

“Lender” means:

(a)           any Original Lender; and

(b)           any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 30 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with this Agreement.

“LIBOR” means, in relation to any Tranche, the Loan, any part of the Loan or any Unpaid Sum:

(a)           the applicable Screen Rate; or

(b)           (if no Screen Rate is available for dollars for the Interest Period of that Tranche, the Loan, that part of the Loan or that Unpaid Sum), the Reference Bank Rate,

as of the Specified Time on the Quotation Day for dollars and for a period comparable to the Interest Period for that Tranche, the Loan, that part of the Loan or that Unpaid Sum and, if any such rate is below zero, LIBOR shall be deemed to be zero.

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“LMA” means the Loan Market Association.

“Loan” means the loan to be made available under the Facility or the aggregate principal amount outstanding for the time being of the borrowings under the Facility.

“Major Casualty” means, in respect of a Ship, any casualty to that Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $1,500,000 or the equivalent in any other currency.

“Majority Lenders” means:

(a)           if no Tranche has yet been advanced, a Lender or Lenders whose Commitments aggregate more than 66 per cent, of the Total Commitments; or

(b)           at any other time, a Lender or Lenders whose participations in the Loan aggregate more than 66 2/3 percent, of the amount of the Loan then outstanding or, if the Loan has been repaid or prepaid in full, a Lender or Lenders whose participations in the Loan immediately before repayment or prepayment in full aggregate more than 66 2/3 per cent, of the Loan immediately before such repayment.

“Manager’s Undertaking” means, in respect of a Ship, the letter of undertaking subordinating the rights of its Approved Technical Manager and the letter of undertaking subordinating the rights of its Approved Commercial Manager against that Ship and the relevant Borrower to the rights of the Finance Parties in agreed form.

“Margin” means:

(a)           at all times up to (and including) the Delivery Date 1.50 per cent, per annum;

(b)           from the Delivery Date until but not including the first anniversary thereof 2.00 per cent, per annum;

(c)           from the first anniversary of the Delivery Date and at all times thereafter, 2.50 per cent, per annum; or

(d)           at any time on or following the release of Borrower D (or another Borrower) in accordance with Clause 18.6 (Release of Borrower D), 2.75 per cent, per annum.

“Market Disruption Event” has the meaning given to it in Clause 10.2 (Market disruption).

“Market Value” means, in relation to a Ship or any other vessel, at any date, the market value of that Ship or vessel shown by a valuation prepared:

(a)           as at a date not more than 14 days previously;

(b)           by an Approved Valuer;

(c)           with or without physical inspection of that Ship or vessel (as the Facility Agent may require); and

(d)           on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer,

after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale.

“Material Adverse Effect” means the effect of any event or circumstance or series of events or circumstances occurring or coming into being after the date of this Agreement (or, if expressly specified in this Agreement, during any earlier period) which in the opinion of the Majority Lenders is likely to have a material adverse effect on:

(a)           the business, conditions (financial or otherwise), property, performance, prospects or results or operations of any member of the Group or the Group taken as a whole; or

(b)           the ability of the Obligors taken as a whole to comply with their payment obligations under this Agreement or the Finance Documents to which they are a party; or

(c)           (if not falling within paragraph (b) above, and to the extent that there has not at the time of the Majority Lenders’ determination of Material Adverse Effect been another express Default), the legality, validity or enforceability of the Security created under or pursuant to the Finance Documents, or the rights or remedies of the Lenders in relation to that Security.

“Minimum Liquidity” means, at any relevant time, the aggregate amount standing to the credit of the Minimum Liquidity Account in accordance with Clause 22.1(e).

“Minimum Liquidity Account” means:

(a)           an account in the name of the Parent Guarantor with the Facility Agent designated “RBS Dorian LPG Ltd. — Minimum Liquidity Account”; or

(b)           any other account (with that or another office of the Facility Agent or with a bank or financial institution other than the Facility Agent) which is designated by the Facility Agent as the Minimum Liquidity Account for the purposes of this Agreement,

“MOA” means:

(a)           in the case of Ship A, Ship B and Ship C each memorandum of agreement dated 2013 and made between (i) each of Borrower A, Borrower B and Borrower C as buyer and (ii) each Existing Borrower for the purchase of each of Ship A, Ship B and Ship C as relevant; and

(b)           in the case of Ship D, the memorandum of agreement dated 2013 and made between (i) Borrower D as buyer and (ii) the Purchaser as seller for the purchase of Ship D.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)           (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)           if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)           if an interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Mortgage” means, in respect of a Ship, a first priority Bahamas ship mortgage on that Ship in agreed form.

“Newbuilding Cash Collateral” means, in respect of Ship D and the amounts payable pursuant to the Shipbuilding Contract a cash deposit of the placed on the Newbuilding Cash Account in accordance with the provisions of Clause 23.22 (Newbuilding Cash).

“Newbuilding Cash Collateral A” means, at any relevant time, an amount equal to 50 per cent, of the Newbuilding Cash Collateral.

“Newbuilding Cash Collateral B” means, at any relevant time, the Newbuilding Cash Collateral minus the Newbuilding Cash Collateral A.

“Newbuilding Cash Account” means:

(a)           an account in the name of the Borrowers with the Facility Agent designated “RBS Re Corsair Transport LPG LLC — Hull 2657 Cash Collateral Account”; or

(b)           any other account (with that or another office of the Facility Agent or with a bank or financial institution other than the Facility Agent) which is designated by the Facility Agent as the Newbuilding Cash Account for the purposes of this Agreement

“Obligor” means a Borrower, the Parent Guarantor or a Hedge Guarantor,

“Operating Account” means, in relation to a Borrower:

(a)           an account in the name of that Borrower with the Facility Agent designated “Operating Account”; or

(b)           any other account (with that or another office of the Facility Agent or with a bank or financial institution other than the Facility Agent which is designated by the Facility Agent as the Operating Account of that Borrower for the purposes of this Agreement.

“Overseas Regulations” means the Overseas Companies Regulations 2009 (SI 2009/1801).

“Parallel Debt” means any amount which an Obligor owes to the Security Agent under Clause 33,2 (Parallel Debt (Covenant to pay the Security Agent)).

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Permitted Charter” means, in respect of a Ship, an Approved Charter or a charter:

(a)           which is a time or consecutive voyage charter;

(b)           the duration of which does not exceed and is not capable of exceeding, by virtue of any optional extensions, 12 months plus a redelivery allowance of not more than 30 days;

(c)           which is entered into on bona fide arm’s length terms at the time at which that Ship is fixed; and

(d)           in respect of which not more than two months’ hire is payable in advance]

and any other charter which is approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders.

“Permitted Financial Indebtedness” means :

(a)           any Financial Indebtedness incurred under the Finance Documents;

(b)           prior to the Utilisation Date, the Existing Indebtedness;

(c)           any Financial indebtedness that is subordinated to all Financial Indebtedness incurred under the Finance Documents in a manner satisfactory to the Facility Agent;

(d)           any Financial Indebtedness of the Transaction Obligors in relation to the administration and the operation of the Transaction Obligors, the operating, insurance, maintenance and management of the Fleet Vessels;

(e)           arising under Permitted Security; and

(f)           under finance or capital leases of vehicles equipment or computers, provided that the aggregate capital value of such items so leased under outstanding leases by the Transaction Obligors does not exceed $100,000 (or, its equivalent in other currencies) at any time.

“Permitted Security” means:

(a)           Security created by the Finance Documents;

(b)           any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(c)           liens for unpaid master’s and crew’s wages in accordance with usual maritime practice;

(d)           liens for salvage;

(e)           liens for master’s disbursements incurred in the ordinary course of trading; and

(f)            any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of any Ship, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 25.15(e).

“Potential Event of Default” means any event or circumstance specified in Clause 29 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Pre-delivery Contracts” means the Shipbuilding Contract and the Refund Guarantee.

“Pre-delivery Security” means a document creating security in respect of the Pre-delivery Contracts in agreed form.

“Private Placement” means an equity raise by the Parent Guarantor in a minimum amount of $100,000,000 gross proceeds.

“Prohibited Person” means any person (whether designated by name or by reason of being included in a class of persons) against whom Sanctions are directed.

“Protected Party” has the meaning given to it in Clause 12.1 (Definitions).

“Purchase Price” means, in respect of each of Ship A, Ship B and Ship C, the total price payable for that Ship under clause of the relevant MOA being in aggregate an amount equal to the Existing Indebtedness.

“Purchaser” means Seacor LPG II LLC, a limited liability company formed and existing in the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market

(and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day; the Quotation Day will be the last of those days).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in dollars for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period.

“Reference Banks” means the Royal Bank of Scotland plc or such other banks as may be appointed by the Facility Agent in consultation with the Borrowers.

“Refund Guarantee” means the guarantee number M0902-305-LG-00840 dated 2 May 2013 issued by the Refund Guarantor in favour of the Purchaser pursuant to the Shipbuilding Contract (acting on the instructions of all of the Lenders) shall agree).

“Refund Guarantor” means The Export Import Bank of Korea, a corporation incorporated in Korea acting through it office at Eunhaeng-Ro 16-1, Yeuoido-dong, Yeongdeungpo-Gu, Seoul 150-996, Korea.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Interbank Market” means the London interbank market.

“Relevant Jurisdiction” means, in relation to a Transaction Obligor:

(a)           its jurisdiction of incorporation;

(b)           any jurisdiction where any asset subject to, or intended to be subject to, any of the Transaction Security created, or intended to be created, under the Finance Documents to which it is a party is situated;

(c)           any jurisdiction where it has a place of business or where its centre of decision making or management control is located; and

(d)           the jurisdiction whose laws govern the perfection of any of the Transaction Security created, or intended to be created, under the Finance Documents to which it is a party.

“Repayment Date” means each date on which a Repayment Instalment is required to be paid under Clause 6.1 (Repayment of Loan).

“Repayment Instalment” has the meaning given to it in Clause 6.1 (Repayment of Loan).

“Repeating Representation” means each of the representations set out in Clause 20 (Representations) except Clause 20.10 (Insolvency), Clause 20.11 (No filing or stamp taxes), Clause 20.12 (Deduction of Tax) and Clause 20.20 (No Charter) and any representation of any Transaction Obligor made in any other Finance Document that is expressed to be a “Repeating Representation” or is otherwise expressed to be repeated.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Requisition” means, in respect of a Ship:

(a)           any expropriation, confiscation, requisition or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding one year without any right to an extension) unless it is within 30 days redelivered to the full control of the relevant Borrower; and

(b)           any arrest, capture, seizure or detention of that Ship (including any hijacking or theft) unless it is within 90 days redelivered to the full control of the relevant Borrower.

“Requisition Compensation” includes all compensation or other moneys payable by reason of any Requisition.

“Safety Management Certificate” has the meaning given to it in the ISM Code.

“Safety Management System” has the meaning given to it in the ISM Code.

“Sanctions” means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)           imposed by law or regulation of the United Kingdom, the Council of the European Union, the United Nations or its Security Council or the United States of America, whether or not any Obligor, any other member of the Group or any Affiliate is legally bound to comply with the foregoing; or

(b)           otherwise imposed by any law or regulation by which any Obligor, any other member of the Group or any Affiliate of any of them is bound or, as regards a regulation, compliance with which is reasonable in the ordinary course of business of any Obligor, any other member of the Group, any Affiliate of any of them.

“Screen Rate” means the British Bankers’ Association Interest Settlement Rate for dollars for the relevant period displayed on the appropriate page of the Reuters screen. If the Reuters Screen is replace or service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Borrowers and the Lenders.

“Secured Liabilities” means all present and future obligations and liabilities, (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Transaction Obligor to any Secured Party under or in connection with each Finance Document.

“Secured Party” means each Finance Party from time to time party to this Agreement and any Receiver or Delegate.

“Security” means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

“Security Period” means the period starting on the date of this Agreement and ending on the date on which the Facility Agent is satisfied that there is no outstanding Commitment in force and that the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full.

“Security Property” means:

(a)           the Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Secured Parties and all proceeds of that Transaction Security;

(b)           all obligations expressed to be undertaken by a Transaction Obligor to pay amounts in respect of the Secured Liabilities to the Security Agent as trustee for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by a Transaction Obligor in favour of the Security Agent as trustee for the Secured Parties;

(c)           the Security Agent’s interest in any turnover trust created under the Finance Documents;

(d)           any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Secured parties, except:

(i)            rights intended for the sole benefit of the Security Agent; and

(ii)           any moneys or other assets which the Security Agent has transferred to the Facility Agent or (being entitled to do so) has retained in accordance with the provisions of this Agreement.

“Selection Notice” means a notice substantially in the form set out in Part B of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods).

“Servicing Party” means the Facility Agent or the Security Agent.

“Security” means, in respect of a Borrower, a document creating security in respect of the share capital in that Borrower in agreed form.

“Shares Security” means, in respect of a Borrower, a document creating security in respect of the share capital in that Borrower in agreed form.

“Ship” means each of the Ships listed in Schedule 7 (Details of the Ships), each owned and in the name of the Borrower referred to in that Schedule under the Approved Flag.

“Shipbuilding Contract” means the Shipbuilding Contract dated 29 April 2013 and made between (i) the Builder and (ii) the Purchaser for the construction by the Builder of Ship D and its purchase by the Purchaser and its delivery to Borrower D.

“Shipbuilding Contract Instalment Date” has the meaning given to it in Clause 23.22(a).

“Specified Time” means a time determined in accordance with Schedule 8 (Timetables).

“Subsidiary” means a subsidiary within the meaning of section 1159 of the Companies Act 2006.

“Swap Exposure” means, as at any relevant date, the amount certified by any Hedge Counterparty to the Facility Agent to be that Hedge Counterparty’s actual cost of terminating prematurely any transactions entered into under the relevant Hedging Agreement.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Credit” has the meaning given to it in Clause 12.1 (Definitions).

“Tax Deduction” has the meaning given to it in Clause 12.1 (Definitions).

“Tax Payment” has the meaning given to it in Clause 12.1 (Definitions).

“Termination Date” means:

(a)           in relation to Tranche A, 17 November 2018;

(b)           in relation to Tranche B, 30 March 2019; and

(c)           in relation to Tranche C, 21 July 2020.

“Third Parties Act” has the meaning given to it in Clause 1.5 (Third party rights).

“Total Commitments” means the aggregate of the Commitments, being a maximum amount of $135,224,500 at the date of this Agreement.

“Total Loss” means, in relation to a Ship:

(a)           the actual, constructive, compromised, agreed or arranged total loss of that Ship; or

(b)           any Requisition.

“Total Loss Date” means, in relation to the Total Loss of a Ship:

(a)           in the case of an actual loss of that Ship, the date on which it occurred or, if that is unknown, the date when that Ship was last heard of;

(b)           in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earlier of:

(i)            the date on which a notice of abandonment is given to the insurers; and

(ii)           the date of any compromise, arrangement or agreement made by or on behalf of the relevant Borrower with that Ship’s insurers in which the insurers agree to treat that Ship as a total loss; and

(c)           in the case of any other type of total loss, the date (or the most likely date) on which it appears to the Facility Agent that the event constituting the total loss occurred.

“Tranche” means Tranche A, Tranche B or Tranche C.

“Tranche A” means that part of the Loan made or to be made available to Borrower A to finance the Purchase Price in respect of Ship A in a principal amount not exceeding $47,600,000.

“Tranche B” means that part of the Loan made or to be made available to Borrower B to finance the Purchase Price in respect of Ship B in a principal amount not exceeding $34,519,500.

“Tranche C” means that part of the Loan made or to be made available to Borrower C to finance the Purchase Price in respect of Ship C in a principal amount not exceeding $53,105,000.

“Transaction Document” means:

(a)           a Finance Document;

(b)           a Pre-delivery Contract;

(c)           an MOA;

(d)           any other document designated as such by the Facility Agent and the Borrower.

“Transaction Obligor” means an Obligor, the Approved Commercial Manager, the Approved Technical Manager or any other person, except a Finance Party who executes a Finance Document.

“Transaction Security” means the Security created or intended to be created in favour of the Security Agent pursuant to the Finance Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrowers.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)           the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)           the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

“UK Establishment” means a UK establishment as defined in the Overseas Regulations.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the all Tranches are to be borrowed.

“Utilisation Request” means a notice substantially in the form set out in Part A of Schedule 3 (Requests).

“VAT” means:

(a)           any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)           any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

1.2 Construction

(a)           Unless a contrary indication appears, a reference in this Agreement to:

(i)            the “Facility Agent”, the “Arranger”, the “Security Agent”, any “Finance Party”, any “Lender”, any “Hedge Counterparty”, any “Secured Party”, any “Obligor”, any “Transaction Obligor” or any other “person” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)           “assets” includes present and future properties, revenues and rights of every description;

(iii)          “contingent liability” means a liability which is not certain to arise and/or the amount of which remains unascertained;

(iv)          “document” includes a deed and also a letter, fax or telex;

(v)            “expense” means any kind of cost, charge or expense (including ail legal costs, charges and expenses) and any applicable Tax including VAT;

(vi)           a “Finance Document” or “Transaction Document” or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended or novated;

(vii)          “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(viii)         “law” includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

(ix)           “proceedings” means, in relation to any enforcement provision of a Finance Document, proceedings of any kind, including an application for a provisional or protective measure;

(x)            a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(xi)           a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xii)         a provision of law is a reference to that provision as amended or re-enacted;

(xiii)        a time of day is a reference to London time;

(xiv)        any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of a jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term;

(xv)         words denoting the singular number shall include the plural and vice versa; and

(xvi)        “including” and “in particular” (and other similar expressions) shall be construed as not limiting any general words or expressions in connection with which they are used.

(b)           Section, Clause and Schedule headings are for ease of reference only and are not to be used for the purposes of construction or interpretation of the Finance Documents.

(c)           Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under, or in connection with, any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)           A Potential Event of Default is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been remedied or waived.

1.3          Construction of insurance terms

In this Agreement:

“approved” means, for the purposes of Clause 24 (Insurance Undertakings), approved in writing by the Facility Agent;

“excess risks” means, in respect of a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of that Ship in consequence of its insured value being less than the value at which that Ship is assessed for the purpose of such claims;

“obligatory insurances” means all insurances effected, or which any Borrower is obliged to effect, under Clause 24 (Insurance Undertakings) or any other provision of this Agreement or of another Finance Document;

“policy” includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 1 of the Institute Time Clauses (Hulls) (1/10/82) or clause 8 of the Institute Time Clauses (Hulls) (1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision; and

“war risks” includes the risk of mines and all risks excluded by clause 23 of the Institute Time Clauses (Hulls)(l/10/83) or clause 24 of the Institute Time Clauses (Hulls) (1/11/1995).

1.4          Agreed forms of Finance Documents

References in Clause 1.1 (Definitions) to any Finance Document being in “agreed form” are to that Finance Document:

(a)           in a form attached to a certificate dated the same date as this Agreement (and signed by each Borrower and the Facility Agent); or

(b)           in any other form agreed in writing between each Borrower and the Facility Agent acting with the authorisation of the Majority Lenders or, where Clause 44.2 (Exceptions) applies, all the Lenders.

1.5          Third party rights

(a)           Unless expressly provided to the contrary in a Finance Document, a person who is not a Party except the Purchaser has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)           Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)           Any Receiver, Delegate or any other person described in Clause 33.15 (No proceedings) may, subject to this Clause 1.5 (Third party rights) and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

SECTION 2

THE FACILITY

2              THE FACILITY

2.1          The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers a dollar term loan facility:

(a)           to be made in three Tranches, Tranche A, Tranche B and Tranche C, to be drawn down simultaneously; and

(b)           in an aggregate amount not exceeding the Total Commitments.

2.2          Finance Parties’ rights and obligations

(a)           The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)           The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)           A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

(d)           Notwithstanding any other provision of the Finance Documents, a Finance Party may separately sue for any Unpaid Sum due to it without the consent of any other Finance Party or joining any other Finance Party to the relevant proceedings.

3              PURPOSE

3.1          Purpose

Each Borrower shall apply all amounts borrowed by it under the Facility only for the purpose of:

(a)           in respect of Tranche A, financing the Purchase Price for Ship A by way of a loan in a principal amount not exceeding the lesser of (i) $47,600,000 and (ii) the Existing Indebtedness for Ship A being the Purchase Price under the relevant MOA;

(b)           in respect of Tranche B, financing the Purchase Price for Ship B by way of a loan in a principal amount not exceeding the lesser of (i) $34,519,500 and (ii) the Existing Indebtedness for Ship B being the Purchase Price under the relevant MOA; and

(c)           in respect of Tranche C, financing the Purchase Price for Ship C by way of a loan in a principal amount not exceeding the lesser of (i) $53,105,000 and (ii) the Existing Indebtedness for Ship C being the Purchase Price under the relevant MOA.

3.2          Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4              CONDITIONS OF UTILISATION

4.1          Initial conditions precedent

The Borrowers may not deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part A of Schedule 2 (Conditions Precedent and Conditions Subsequent) in form and substance satisfactory to the Facility Agent.

4.2          Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date and before the relevant Tranche is advanced:

(a)           no Default is continuing or would result from that Tranche;

(b)           the Repeating Representations to be made by each Transaction Obligor are true;

(c)           the provisions of paragraph (c) of Clause 10.3 (Alternative basis of interest or funding, suspension) do not apply; and

(d)           the Facility Agent has received, or is satisfied it will receive when that Tranche is made available, all of the documents and other evidence listed in Part B of Schedule 2 (Conditions Precedent and Conditions Subsequent) in form and substance satisfactory to the Facility Agent.

4.3          Notification of satisfaction of conditions precedent

(a)           The Facility Agent shall notify the Borrowers and the Lenders promptly upon being satisfied as to the satisfaction of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent).

(b)           Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.4          Waiver of conditions precedent

If the Majority Lenders, at their discretion, permit a Tranche to be borrowed before any of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) or Clause 4.2 (Further conditions precedent) has been satisfied, the Borrowers shall ensure that that condition is satisfied within five Business Days after the relevant Utilisation Date or such later date as the Facility Agent, acting with the authorisation of the Majority Lenders, may agree in writing with the Borrowers.

4.5          Conditions subsequent

Following the Delivery Date, the Borrowers shall provide to the Facility Agent all of the documents and other evidence listed in Part C of Schedule 2 in form and substance satisfactory to the Facility Agent.

SECTION 3

UTILISATION

5.             UTILISATION

5.1          Delivery of a Utilisation Request

(a)           The Borrowers may utilise a Tranche by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time or such later date as may be agreed by the Facility Agent (acting on the instructions of the Majority Lenders).

5.2          Completion of a Utilisation Request

(a)           Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)            it specifies the Tranche to be utilised;

(ii)           the proposed Utilisation Date is a Business Day within the Availability Period;

(iii)          the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iv)          the proposed Interest Period complies with Clause 9 (Interest Periods).

(b)           Only one Utilisation Request may be delivered in respect of each Tranche, each such Utilisation Request to request the same Utilisation Date for each Tranche.

5.3          Currency and amount

(a)           The currency specified in a Utilisation Request must be dollars.

(b)           The amount of the proposed Tranche must be an amount which is not more than:

(i)            in respect of Tranche A, the lesser of (i) $47,600,000 or (ii) the Existing Indebtedness in relation to Ship A being the Purchase Price under the relevant MOA;

(ii)           in respect of Tranche B, the lesser of (i) $34,519,500 or (ii) the Existing Indebtedness in relation to Ship B being the Purchase Price under the relevant MOA; and

(iii)          in respect of Tranche C, the lesser of (i) $53,105,000 or (ii) the Existing Indebtedness in relation to Ship C being the Purchase Price under the relevant MOA.

5.4          Lenders’ participation

(a)           If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Tranche available by the relevant Utilisation Date through its Facility Office.

(b)           The Facility Agent shall notify each Lender of the amount of each Tranche and the amount of its participation in that Tranche by the Specified Time.

5.5          Cancellation of Commitments

The Commitments in respect of any Tranche which are unutilised at the end of the Availability Period for such Tranche shall then be cancelled.

5.6          Payment to third parties

The Facility Agent shall, on the Utilisation Date, pay to, or for the account of, the relevant Borrower which is to utilise each Tranche the amounts which the Facility Agent receives from the Lenders in respect of that Tranche. That payment shall be made in like funds as the Facility Agent received from the Lenders in respect of that Tranche:

(a)           in the case of Tranche A, to the account of the Existing Bank under the Existing Facility Agreement which the Borrowers specify in the relevant Utilisation Request;

(b)           in the case of Tranche B, to the account of the Existing Bank under the Existing Facility Agreement which the Borrowers specify in the relevant Utilisation Request; and

(c)           in the case of Tranche C, to the account of the Existing Bank under the Existing Facility Agreement which the Borrowers specify in the relevant Utilisation Request.

5.7          Disbursement of Tranche to third party

The payment by the Facility Agent under Clause 5.6 (Payment to third parties) to a person other than a Borrower shall constitute the advance of the relevant Tranche and the Borrowers shall at that time become indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender’s participation in that Tranche.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6              REPAYMENT

6.1          Repayment of Loan

The Borrowers shall repay:

(a)           Tranche A by:

(i)          12 semi-annual repayment instalments (each a “Tranche A Instalment” and, together, the “Tranche A Instalments”) each in the amount of $1,700,000 the first of which shall be repaid on 24 September 2013 and the last on the applicable Termination Date; and

(ii)         a balloon payment (the “Tranche A Balloon Instalment”) in the amount of $27,200,000 shall be repaid on the applicable Termination Date;

(b)           Tranche B by:

(i)          11 semi-annual repayment instalments (each a “Tranche B Instalment” and, together, the “Tranche B Instalments”) each in the amount of $1,278,500 the first of which shall be repaid on 17 November 2013 and the last on the applicable Termination Date; and

(ii)         a balloon payment (the “Tranche B Balloon Instalment”) in the amount of $20,456,000 shall be repaid on the applicable Termination Date;

(c)           Tranche C by:

(i)            14 semi-annual repayment instalments (each a “Tranche C Instalment” and,together, the “Tranche C Instalments” and, together with the Tranche A Instalments, the Tranche B Instalments, the “Instalments” and each an “Instalment”) each in the amount of $1,827,500 the first of which shall be repaid on 21 January 2014 and the last on the applicable Termination Date; and

(ii)           a balloon payment (the “Tranche C Balloon Instalment” and, together with the Tranche A Balloon Instalment, the Tranche B Balloon Instalment, the “Balloon Instalments” and together with the Instalments, the “Repayment Instalments” and each a “Repayment Instalment”), in the amount of $27,520,000 shall be repaid on the applicable Termination Date.

6.2          Reduction of repayment instalments

If any part of the Facility is cancelled, the Repayment Instalments falling after that cancellation shall be reduced pro rata by the amount cancelled.

6.3          Termination Date

On each Termination Date, the Borrowers shall additionally pay to the Facility Agent for the account of the Finance Parties all other sums then accrued and owing under the Finance Documents.

6.4          Reborrowing

No Borrower may reborrow any part of the Facility which is repaid.

7              PREPAYMENT

7.1          Illegality

If (other than by reason of breach of Sanctions) it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in a Tranche or the Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)           that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(b)           upon the Facility Agent notifying the Borrowers, the Commitment of that Lender will be immediately cancelled;

(c)           the Borrowers shall repay that Lender’s participation in the Loan on the last day of the Interest Period for the Loan occurring after the Facility Agent has notified the Borrowers or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law); and

(d)          Any partial prepayment under this Clause 7.1 (Illegality) shall reduce pro rata the amount of each Repayment Instalment falling after that prepayment by the amount prepaid.

7.2          Change of control

(a)           If:

(A)          the Existing Shareholders cease to control and own:

(1)          prior to the Private Placement, the entire legal and beneficial ownership of the issued share capital of the Parent Guarantor; or

(2)          at any time after the Private Placement at least 15 per cent, of the entire legal and beneficial ownership of the issued share capital of the Parent Guarantor and for the avoidance of doubt if the Parent Guarantor shall issue shares in itself then the required ownership percentage of the Existing Shareholders shall be adjusted to reflect such dilution; or

(B)          after the Private Placement, any person or group of persons acting in concert other than the Existing Shareholders gains directly or indirectly control of the Parent Guarantor; or

(C)          at any time the Existing Shareholders do not maintain a representative on the board of directors or any other management committee of the Parent Guarantor,

then:

(i)            the Parent Guarantor shall promptly notify the Facility Agent upon becoming aware of that event; and

(ii)           if the Majority Lenders so require, the Facility Agent shall, by not less than 5 days’ notice to the Borrowers, cancel the Facility and declare the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facility will be cancelled and all such outstanding amounts will become immediately due and payable.

(b)           For the purpose of paragraph (a) above “control” means:

(i)            the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)         cast, or control the casting of, more than 33⅓ per cent, of the maximum number of votes that might be cast at a general meeting of the Parent Guarantor; or

(B)         appoint or remove all, or the majority, of the directors or other equivalent officers of the Parent Guarantor; or

(C)         give directions with respect to the operating and financial policies of the Parent Guarantor with which the directors or other equivalent officers of the Parent Guarantor are obliged to comply; and/or

(ii)           the holding beneficially of more than 33⅓ per cent, of the issued share capital of the Parent Guarantor (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

(c)           For the purpose of paragraph (a) above “acting in concert” means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Parent Guarantor by any of them, either directly or indirectly, to obtain or consolidate control of the Parent Guarantor.

7.3          Voluntary prepayment of Loan

(a)           The Borrowers may, if they give the Facility Agent not less than 14 days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Tranche (but, if in part, being an amount that reduces the amount of the relevant Tranche by a minimum amount of $1,000,000 in respect of that Tranche or an integral multiple of $1,000,000.

(b)           Any partial prepayment under this Clause 7.3 (Voluntary prepayment of Loan) shall reduce the amount of each Repayment Instalment of the relevant Tranche falling after that prepayment by the amount prepaid in inverse order of maturity.

7.4          Mandatory prepayment on default under Shipbuilding Contract

If:

(a)           any of the events specified in Clause 29.7 (Insolvency), Clause 29.8 (Insolvency proceedings) or Clause 29.9 (Creditors’ process) occurs in relation to the Builder or the Refund Guarantor; or

(b)           any of the events specified in articles III.3, X.6 or XI of the Shipbuilding Contract occurs; or

(c)           any Pre-delivery Contract is rescinded or otherwise ceases to remain in full force and effect for any reason; or

(d)           Ship D has not been delivered to, and accepted by, the Purchaser and then sold on to and accepted on a back-to-back basis by Borrower D on or before the earlier or (i) the date specified in article VII of the Shipbuilding Contract and (ii) 30 September 2014,

then:

(i)            the Borrowers shall promptly notify the Facility Agent upon becoming aware of that event; and

(ii)           if the Majority Lenders so require, the Facility Agent shall cancel the Loan and declare the outstanding an amount of the Loan, together with interest accrued on it, and all other amounts relating thereto and accrued under the Finance Documents immediately due and payable unless:

(A)          upon collection from the Builder and/or the Refund Guarantor and/or the insurer of the Builder of the refund of instalments pursuant to the Shipbuilding Contract, such funds are within six months deposited in the Newbuilding Cash Collateral Account and/or used within six months for the purchase of another equivalent vessel which is acceptable to the Agent acting on the instructions of the Majority Lenders; and

(B)          the Newbuilding Cash amount has a credit balance of at least equal to the amount of the delivery instalment payable under the Shipbuilding Contract.

7.5          Mandatory prepayment on sale or Total Loss

(a)           If a Ship is sold or becomes a Total Loss, the Borrowers shall unless otherwise agreed with the Agent on the Relevant Date prepay the Tranche applicable to that Ship.

(b)           On the Relevant Date, the Borrowers shall also prepay such part of the Loan as shall eliminate any shortfall arising if the ratio set out in Clause 27 (Security Cover) were applied immediately following the payment referred to in paragraph (a) above but on the basis that the ratio must either (i) be maintained at the Level at which it was immediately prior to such sale or Total Loss or (ii) if, Borrower D (or another Borrower in accordance with Clause 18.6 (Release of Borrower D)) has been released, at 175 per cent.

(c)           Provided that no Default has occurred and is continuing, any remaining proceeds of the sale or Total Loss of a Ship after the prepayments referred to in paragraph (a) and paragraph (b) above have been made together with all other amounts that are payable on any such prepayment pursuant to the Finance Documents shall be paid to the Borrower that owned the relevant Ship.

(d)           In this Clause 7.5 (Mandatory prepayment on sale or Total Loss):

“Relevant Date” means:

(i)            in the case of a sale of a Ship, on the date on which the sale is completed by delivery of that Ship to the buyer of that Ship; and

(ii)           in the case of a Total Loss of a Ship, on the earlier of:

(A)          the date falling 180 days after the Total Loss Date; and

(B)          the date of receipt by the Security Agent of the proceeds of insurance relating to such Total Loss.

(e)           Any partial prepayment of the Loan under Clause 7.4(b) shall reduce proportionately each Tranche and thereafter the amount of each Repayment Instalment of that relevant Tranche falling after that prepayment by the amount prepaid in order of maturity.

7.6          Mandatory prepayment of Hedging Payment Proceeds

Any Hedging Prepayment Proceeds arising as a result of any cancellation or prepayment under this Agreement shall, following payment into the applicable Operating Account in accordance with Clause 28.1 (Payment of Earnings), be applied on the last day of the Interest Period which ends on or after such payment in, in prepayment of the Loan and shall reduce in chronological order the amount of each Repayment Instalment falling after that prepayment by the amount prepaid.

7.7          Restrictions

(a)          Any notice of prepayment given by any Party under this Clause 7 (Prepayment) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)          Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and amounts (if any) payable under the Hedging Agreements in connection with that prepayment and, subject to any Break Costs, without premium or penalty.

(c)           No Borrower may reborrow any part of the Facility which is prepaid.

(d)          No Borrower shall repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)           No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)           If the Facility Agent receives a notice under this Clause 7 (Prepayment ) it shall promptly forward a copy of that notice to either the Borrowers or the affected Lenders and/or Hedge Counterparties, as appropriate.

SECTION 5

COSTS OF UTILISATION

8              INTEREST

8.1          Calculation of interest

The rate of interest on each Tranche for each Interest Period in respect of that Tranche is the percentage rate per annum which is the aggregate of:

(a)           the relevant Margin; and

(b)           LIBOR.

8.2          Payment of interest

(a)           The Borrowers shall pay accrued interest on each Tranche on the last day of each interest Period in respect of that Tranche.

(b)           If an interest Period in respect of a Tranche is longer than six Months, the Borrowers shall also pay interest then accrued on that Tranche on the dates falling at six Monthly intervals after the first day of the Interest Period for that Tranche.

8.3          Default interest

(a)           If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 2 per cent. higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Facility Agent. Any interest accruing under this Clause 8.3 (Default interest) shall be immediately payable by the Obligor on demand by the Facility Agent.

(b)           If an Unpaid Sum consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan:

(i)            the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan; and

(ii)           the rate of interest applying to that Unpaid Sum during that first Interest Period shall be 2 per cent. higher than the rate which would have applied if that Unpaid Sum had not become due.

(c)           Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.4          Notification of rates of interest

The Facility Agent shall promptly notify the Lenders and the Borrowers of the determination of a rate of interest under this Agreement.

9              INTEREST PERIODS

9.1          Selection of Interest Periods

(a)           The Borrowers may select the Interest Period for a Tranche in the Utilisation Request for that Tranche. Subject to paragraphs (f) and (h) below, the Borrowers may select each subsequent Interest Period in respect of that Tranche in a Selection Notice.

(b)           Each Selection Notice is irrevocable and must be delivered to the Facility Agent by the Borrowers not later than the Specified Time.

(c)           If the Borrowers fail to select an Interest Period in the first Utilisation Request or fail to deliver a Selection Notice to the Facility Agent in accordance with paragraphs (a) and (b) above, the relevant Interest Period will, subject to Clause 9.2 (Changes to Interest Periods) and paragraph (h) below, be six Months.

(d)           Subject to this Clause 9 (Interest Periods), the Borrowers may select an Interest Period of 3 or 6 Months or (subject to availability) 12 months or any other period agreed between the Borrowers and the Facility Agent (acting on the instructions of all the Lenders).

(e)           An Interest Period in respect of each Tranche shall not extend beyond the final Termination Date for that Tranche.

(f)            In respect of a Repayment Instalment, an Interest Period for a part of the applicable Tranche equal to such Repayment Instalment shall end on the Repayment Date relating to it if such date is before the end of the Interest Period then current.

(g)           Subject to paragraph (h) below, the first Interest Period for each Tranche shall start on the Utilisation Date for that Tranche and each subsequent Interest Period for that Tranche shall start on the last day of the preceding Interest Period for that Tranche.

9.2          Changes to Interest Periods

(a)           If after the Borrowers have selected and the Lenders have agreed an Interest Period longer than six months, any Lender notifies the Facility Agent within two Business Days after the Specified Time relating to the relevant Utilisation Request or Selection Notice that it is not satisfied that deposits in dollars for a period equal to the Interest Period will be available to it in the Relevant Interbank Market when the Interest Period commences, the Facility Agent shall shorten the Interest Period to six months.

(b)           If the Facility Agent makes any change to an Interest Period referred to in this Clause 9.2 (Changes to Interest Periods), it shall promptly notify the Borrowers and the Lenders.

9.3          Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10           CHANGES TO THE CALCULATION OF INTEREST

10.1        Absence of quotations

Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2        Market disruption

(a)           If a Market Disruption Event occurs in relation to any Tranche for any Interest Period applicable to that Tranche, then the rate of interest on each Lender’s share of such Tranche for the relevant Interest Period shall be the rate per annum which is the sum of:

(i)            the relevant Margin;

(ii)           the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in such Tranche from whatever source it may reasonably select.

(b)           In this Agreement “Market Disruption Event” means:

(i)            at or about noon on the Quotation Day for the relevant Interest Period, the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine LIBOR for dollars for the relevant Interest Period; or

(ii)           before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in the Loan exceed 10 per cent, of the Loan) that the cost to it or them of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR; or

(iii)          at least one Business Day before the start of an Interest Period, the Facility Agent receives notification from a Lender (the “Affected Lender”) that for any reason it is unable to obtain dollars in the Relevant Interbank market in order to fund its participation in any Tranche.

10.3        Alternative basis of interest or funding, suspension

(a)           If a Market Disruption Event occurs and the Facility Agent or the Borrowers so require, the Facility Agent and the Borrowers shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding.

(b)          Any substitute or alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrowers, be binding on all Parties.

(c)           If a Market Disruption Event occurs before the advance of a Tranche is made:

(i)           in circumstances falling within paragraph (b)(i) of Clause 10.2 (Market disruption) or paragraph (b)(ii) of Clause 10.2 (Market disruption), the Lenders’ obligation to advance the Tranche; or

(ii)          in circumstances falling within paragraph (b)(iii) of Clause 10.2 (Market disruption),the Affected Lender’s obligation to participate in that Tranche,

shall be suspended while the circumstances giving rise to the Market Disruption Event continue.

10.4        Break Costs

(a)           The Borrowers shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by a Borrower on a day other than the last day of an Interest Period for the Loan or Unpaid Sum.

(b)           Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11           FEES

11.1        Arrangement fee

The Borrowers shall pay to the Facility Agent (for its own account) on or before 31 July 2013 or such later date as the Facility Agent may agree with the Borrowers, an arrangement fee in the amount of $1,352,245.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12           TAX GROSS UP AND INDEMNITIES

12.1        Definitions

(a)           In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document;

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)           Unless a contrary indication appears, in this Clause 12 (Tax Gross Up and Indemnities) reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

(c)           This Clause 12 (Tax Gross Up and Indemnities) shall not apply to any Hedging Agreement.

12.2        Tax gross-up

(a)           Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)           The Borrowers shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrowers and that Obligor.

(c)           If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)           If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)           Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3         Tax indemnity

(a)           The Borrowers shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)           Paragraph (a) above shall not apply:

(i)            with respect to any Tax assessed on a Finance Party:

(A)          under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)          under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)           to the extent a loss, liability or cost is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or

(iii)          to the extent it relates to a FATCA Deduction required to be made by a Party.

(c)           A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Borrowers.

(d)           A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3 (Tax indemnity), notify the Facility Agent.

12.4        Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)           a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was received; and

(b)           that Finance Party has obtained, utilised and retained that Tax Credit; and

(c)           the Finance Party shall pay an amount to the Obligor which that Finance Party reasonably determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

12.5        Stamp taxes

The Borrowers shall pay and, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability which that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.6        VAT

(a)           All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)           If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)            (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)           (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)           Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)           Any reference in this Clause 12.6 (VAT) to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

(e)           In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

12.7        FATCA Information

(a)           Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)            confirm to that other Party whether it is:

(A)          a FATCA Exempt Party; or

(B)          not a FATCA Exempt Party; and

(ii)           supply to that other Party such forms, documentation and other information relating to its status under FATCA (including its applicable “passthru payment percentage” or other information required under the US Treasury Regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA.

(b)           If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)           Paragraph (a) above shall not oblige any Finance Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)            any law or regulation;

(ii)           any fiduciary duty; or

(iii)          any duty of confidentiality.

(d)           If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then:

(i)            if that Party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such Party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and

(ii)           if that Party failed to confirm its applicable “passthru payment percentage” then such Party shall be treated for the purposes of the Finance Documents(and payments made thereunder) as if its applicable “passthru payment percentage” is 100%, until (in each case) such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.8        FATCA Deduction

(a)           Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with the FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)           Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Borrowers, the Facility Agent and the other Finance Parties.

13           INCREASED COSTS

13.1        Increased costs

(a)           Subject to Clause 13.3 (Exceptions), the Borrowers shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)            the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)           compliance with any law or regulation made,

after the date of this Agreement.

(b)           in this Agreement “increased Costs” means:

(i)            a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)           an additional or increased cost; or

(iii)          a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2        increased cost claims

(a)           A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrowers.

(b)           Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

13.3        Exceptions

Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)           attributable to a Tax Deduction required by law to be made by an Obligor;

(b)           attributable to a FATCA Deduction required to be made by a Party;

(c)           compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

(d)           attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(e)           incurred by a Hedge Counterparty in its capacity as such.

14           OTHER INDEMNITIES

14.1        Currency indemnity

(a)           If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)            making or filing a claim or proof against that Obligor; or

(ii)           obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall, as an independent obligation, on demand, indemnify each Secured Party to which that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that

Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)           Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

(c)           This Clause 14.1 (Currency indemnity) does not apply to any sum due to a Hedge Counterparty in its capacity as such.

14.2        Other indemnities

(a)           Each Obligor shall, on demand, indemnify each Secured Party against any cost, loss or liability incurred by it as a result of:

(i)            the occurrence of any Event of Default;

(ii)           a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 35 (Sharing Among the Finance Parties);

(iii)          funding, or making arrangements to fund, its participation in a Tranche requested by the Borrowers in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(iv)          the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrowers.

(b)           Each Obligor shall, on demand, indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate (each such person for the purposes of this Clause 14.2 (Other indemnities) an “Indemnified Person”), against any cost, loss or liability incurred by that Indemnified Person pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Security constituted by the Finance Documents or which relates to the condition or operation of, or any incident occurring in relation to, any Ship unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person.

(c)           Without limiting, but subject to any limitations set out in paragraph (b) above, the indemnity in paragraph (b) above shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction:

(i)            arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions; or

(ii)           in connection with any Environmental Claim.

(d)           Any Affiliate or any officer or employee of a Finance Party or of any of its Affiliates may rely on this Clause 14.2 (Other indemnities) and the provisions of the Third Parties Act.

14.3        Indemnity to the Servicing Parties

Each Obligor shall, on demand, indemnify each Servicing Party against any cost, loss or liability incurred by that Servicing Party (acting reasonably) as a result of:

(a)           investigating any event which it reasonably believes is a Default; or

(b)           acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

14.4        Indemnity to the Security Agent

(a)           Each Obligor shall, on demand, indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them:

(i)            in relation to or as a result of:

(A)          the taking, holding, protection or enforcement of the Finance Documents and the Transaction Security;

(B)          the exercise of any of the rights, powers, discretions and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(C)          any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; and

(D)          any action by any Obligor which vitiates, reduces the value of, or is otherwise prejudicial to, the Transaction Security,

(ii)           which otherwise relates to any of the Security Property or the performance of the terms of this Agreement or the other Finance Documents (otherwise than as a result of the Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct).

(b)           The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.4 (Indemnity to the Security Agent) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

15           MITIGATION BY THE LENDERS

15.1        Mitigation

(a)           Each Finance Party shall, in consultation with the Borrowers, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)           Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2        Limitation of liability

(a)           Each Borrower shall, on demand, indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)           A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16           COSTS AND EXPENSES

16.1        Transaction expenses

The Borrowers shall, on demand, pay the Facility Agent, the Security Agent and the Arranger the amount of all documented costs and expenses (including legal fees) reasonably incurred by any Secured Party in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)           this Agreement and any other documents referred to in this Agreement;

(b)           the Transaction Security; and

(c)           any other Finance Documents executed after the date of this Agreement.

16.2        Amendment costs

If:

(a)           an Obligor requests an amendment, waiver or consent; or

(b)           an amendment is required pursuant to Clause 36.9 (Change of currency); or

(c)           an Obligor requests, and the Security Agent agrees to, the release of all or any part of the Charged Property from the Transaction Security,

the Borrowers shall, on demand, reimburse each of the Facility Agent and the Security Agent for the amount of all costs and expenses (including legal fees) which have been reasonably incurred by each Secured Party in responding to, evaluating, negotiating or complying with that request or requirement.

16.3        Enforcement and preservation costs

The Borrowers shall, on demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing those rights.

SECTION 7

GUARANTEES AND JOINT AND SEVERAL LIABILITY OF BORROWERS

17           GUARANTEE AND INDEMNITY — PARENT GUARANTOR

17.1        Guarantee and indemnity

The Parent Guarantor irrevocably and unconditionally:

(a)           guarantees to each Finance Party punctual performance by each Obligor other than the Parent Guarantor of all such other Obligor’s obligations under the Finance Documents;

(b)           undertakes with each Finance Party that whenever an Obligor other than the Parent Guarantor does not pay any amount when due under or in connection with any Finance Document, the Parent Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

(c)           agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor other than the Parent Guarantor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Parent Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 (Guarantee and Indemnity — Parent Guarantor) if the amount claimed had been recoverable on the basis of a guarantee.

17.2        Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3        Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Parent Guarantor under this Clause 17 (Guarantee and Indemnity — Parent Guarantor) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

17.4        Waiver of defences

The obligations of the Parent Guarantor under this Clause 17 (Guarantee and Indemnity — Parent Guarantor) and in respect of any Transaction Security will not be affected or discharged by an act, omission, matter or thing which, but for this Clause 17.4 (Waiver of defences), would reduce, release or prejudice any of its obligations under this Clause 17 (Guarantee and Indemnity — Parent Guarantor) or in respect of any Transaction Security (without limitation and whether or not known to it or any Secured Party) including:

(a)           any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)           the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)           the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)           any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)           any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)            any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)           any insolvency or similar proceedings.

17.5        Immediate recourse

The Parent Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document or to enforce any Transaction Security) before claiming or commencing proceedings under this Clause 17 (Guarantee and Indemnity — Parent Guarantor). This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.6        Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:

(a)           refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Parent Guarantor shall not be entitled to the benefit of the same; and

(b)           hold in an interest-bearing suspense account any moneys received from the Parent Guarantor or on account of the Parent Guarantor’s liability under this Clause 17 (Guarantee and Indemnity - Parent Guarantor).

17.7        Deferral of Parent Guarantor’s rights

All rights which the Parent Guarantor at any time has (whether in respect of this guarantee, a mortgage or any other transaction) against any Borrower, any other Obligor or their respective assets shall be fully subordinated to the rights of the Secured Parties under the Finance Documents and until the end of the Security Period and unless the Facility Agent otherwise directs, the Parent Guarantor will not exercise any rights which it may have (whether in respect of any Finance Document to which it is a Party or any other transaction) by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17 (Guarantee and Indemnity — Parent Guarantor):

(a)           to be indemnified by an Obligor;

(b)           to claim any contribution from any third party providing security for, or any other guarantor of, any Obligor’s obligations under the Finance Documents;

(c)           to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party;

(d)           to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which the Parent Guarantor has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and Indemnity — Parent Guarantor);

(e)           to exercise any right of set-off against any Obligor; and/or

(f)            to claim or prove as a creditor of any Obligor in competition with any Secured Party.

If the Parent Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 36 (Payment Mechanics).

17.8        Additional security

This guarantee and any other Security given by the Parent Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by any Secured Party or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.

17.9        Applicability of provisions of Guarantee to other Security

Clauses 17.2 (Continuing guarantee), 17.3 (Reinstatement), 17A (Waiver of defences), 17.5 (Immediate recourse), 17.6 (Appropriations), 17.7 (Deferral of Parent Guarantor’s rights) and 17.8 (Additional security) shall apply, with any necessary modifications, to any Security which the Parent Guarantor creates (whether at the time at which it signs this Agreement or at any later time) to secure the Secured Liabilities or any part of them.

18           JOINT AND SEVERAL LIABILITY OF THE BORROWERS

18.1        Joint and several liability

(a)           All liabilities and obligations of the Borrowers under this Agreement shall, whether expressed to be so or not, be joint and several.

18.2        Waiver of defences

The liabilities and obligations of a Borrower shall not be impaired by:

(a)           this Agreement being or later becoming void, unenforceable or illegal as regards any other Borrower;

(b)           any Lender or the Security Agent entering into any rescheduling, refinancing or other arrangement of any kind with any other Borrower;

(c)           any Lender or the Security Agent releasing any other Borrower or any Security created by a Finance Document; or

(d)                                 any time, waiver or consent granted to, or composition with any other Borrower or other person;

(e)                                  the release of any other Borrower or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(f)                                   the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any other Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(g)                                  any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any other Borrower or any other person;

(h)                                 any amendment, novation, supplement, extension, restatement (however fundamental, and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(i)                                     any unenforceability, illegality or invalidity of any obligation or any person under any inance Document or any other document or security; or

(j)            any insolvency or similar proceedings.

18.3        Principal Debtor

Each Borrower declares that it is and will, throughout the Security Period, remain a principal debtor for all amounts owing under this Agreement and the Finance Documents and no Borrower shall, in any circumstances, be construed to be a surety for the obligations of any other Borrower under this Agreement.

18.4        Borrower restrictions

(a)           Subject to paragraph (b) below, during the Security Period no Borrower shall:

(i)                                     claim any amount which may be due to it from any other Borrower whether in respect of a payment made under, or matter arising out of, this Agreement or any Finance Document, or any matter unconnected with this Agreement or any Finance Document; or

(ii)                                  take or enforce any form of security from any other Borrower for such an amount, or in any the way seek to have recourse in respect of such an amount against any asset of any other Borrower; or

(iii)          set off such an amount against any sum due from it to any other Borrower; or

(iv)                              prove or claim for such an amount in any liquidation, administration, arrangement or similar procedure involving any other Borrower; or

(v)           exercise or assert any combination of the foregoing.

(b)                                 If during the Security Period, the Facility Agent, by notice to a Borrower, requires it to take any action referred to in paragraph (a) above in relation to any other Borrower, that Borrower shall take that action as soon as practicable after receiving the Facility Agent’s notice.

18.5        Deferral of Borrowers’ rights

Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Borrower will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)           to be indemnified by any other Borrower; or

(b)                                 to claim any contribution from any other Borrower in relation to any payment made by it under the Finance Documents.

18.6        Release of Borrower D

Borrower D (or if requested with the prior consent of the Facility Agent, another Borrower in place of Borrower D) shall upon 10 Business Days’ written request from the Parent Guarantor be released from all of its obligations as a Borrower and a Hedge Guarantor under this Agreement and the Finance Documents subject to satisfaction of all of the following conditions:

(a)                                 no Event of Default and, on the date of the proposed release, no Default is continuing or might reasonably be expected to result from such release; and

(b)                                 following the release of the Borrower and any Security granted by that Borrower, the provisions of Clause 27.1(Minimum required security cover) shall be complied with but with the ratio being increased to 175 per cent. as at that date and at all times thereafter; and

(c)                                  the Margin being increased to 2.75 per cent. per annum with effect from the date of the release and at all times thereafter.

19           GUARANTEE AND INDEMNITY — HEDGE GUARANTORS

19.1        Guarantee and indemnity

Each Hedge Guarantor irrevocably and unconditionally:

(a)                                 guarantees to each Finance Party punctual performance by each Borrower of all that Borrower’s obligations under the Hedging Agreements;

(b)                                 undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Hedge Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

(c)                                  agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Hedging Agreement on the date when it would have been due. The amount payable by a Hedge Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 19 (Guarantee and Indemnity — Hedge Guarantors) if the amount claimed had been recoverable on the basis of a guarantee.

19.2        Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Borrower under the Hedging Agreements, regardless of any intermediate payment or discharge in whole or in part.

19.3        Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Borrower or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Hedge Guarantor under this Clause 19 (Guarantee and Indemnity — Hedge Guarantors) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

19.4        Waiver of defences

The obligations of each Hedge Guarantor under this Clause 19 (Guarantee and Indemnity — Hedge Guarantors) and in respect of any Transaction Security will not be affected or discharged by an act, omission, matter or thing which, but for this Clause 19.4 (Waiver of defences), would reduce, release or prejudice any of its obligations under this Clause 19 [Guarantee and Indemnity - Hedge Guarantors) or in respect of any Transaction Security (without limitation and whether or not known to it or any Secured Party) including:

(a)           any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)                                  the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)                                   the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)                                  any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)                                   any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)                                    any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)           any insolvency or similar proceedings.

19.5        Immediate recourse

Each Hedge Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document or to enforce any Transaction Security) before claiming or commencing proceedings under this Clause 19 (Guarantee and Indemnity — Hedge Guarantors), This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

19.6        Appropriations

Until all amounts which may be or become payable by the Borrowers under or in connection with the Hedging Agreements have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:

(a)                                  refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Hedge Guarantor shall be entitled to the benefit of the same; and

(b)                                  hold in an interest-bearing suspense account any moneys received from any Hedge Guarantor or on account of any Hedge Guarantor’s liability under this Clause 19 (Guarantee and Indemnity — Hedge Guarantors).

19.7        Deferral of Hedge Guarantors’ rights

All rights which each Hedge Guarantor at any time has (whether in respect of this guarantee, a mortgage or any other transaction) against any Borrower, any other Obligor or their respective assets shall be fully subordinated to the rights of the Secured Parties under the Finance Documents and until the end of the Security Period and unless the Facility Agent otherwise directs, no Hedge Guarantor will exercise any rights which it may have (whether in respect of any Finance Document to which it is a Party or any other transaction) by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 19 (Guarantee and Indemnity — Hedge Guarantors):

(a)           to be indemnified by an Obligor;

(b)                                  to claim any contribution from any third party providing security for, or any other guarantor of, any Obligor’s obligations under the Finance Documents;

(c)                                   to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party;

(d)                                  to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Hedge Guarantor has given a guarantee, undertaking or indemnity under Clause 19 (Guarantee and Indemnity — Hedge Guarantors);

(e)           to exercise any right of set-off against any Obligor; and/or

(f)            to claim or prove as a creditor of any Obligor in competition with any Secured Party.

If a Hedge Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 35 (Payment Mechanics).

19.8        Additional security

This guarantee and any other Security given by a Hedge Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by any Secured Party or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.

19.9        Applicability of provisions of Guarantee to other Security

Clauses 19.2 (Continuing guarantee), 19.3 (Reinstatement), 19.4 (Waiver of defences), 19.5 (Immediate recourse), 19.6 (Appropriations), 19.7 (Deferral of Hedge Guarantors’ rights) and 19.8 (Additional security) shall apply, with any necessary modifications, to any Security which a Hedge Guarantor creates (whether at the time at which it signs this Agreement or at any later time) to secure the Secured Liabilities or any part of them.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

20           REPRESENTATIONS

20.1        General

Each Obligor makes the representations and warranties set out in this Clause 20 (Representations) to each Finance Party on the date of this Agreement.

20.2        Status

(a)                                 Each Borrower is a limited liability company, duly formed and validly existing in good standing under the law of its jurisdiction of incorporation.

(b)                                  The Parent Guarantor is a corporation duly incorporated and validly existing in good standing under the law of its jurisdiction of incorporation.

(c)                                  Each Borrower, the Parent Guarantor and each of their Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

20.3        Share capital and ownership

(a)           The memberships interests of each Borrower are divided into 100 LLC shares.

(b)                                  From the date of this Agreement until the date of the Private Placement, the legal title to and beneficial interest in all of the membership interests in each Borrower is and shall be held free of any Security or any other claim by Dorian Holdings.

(c)                                  Following the Private Placement, the legal title to and beneficial interest in all of the membership interests in each Borrower is and shall be held free of any Security or any other claim by the Parent Guarantor.

(d)                                 None of the membership interests in any Borrower is subject to any option to purchase, pre-emption rights or similar rights save for any agreement for the Parent Guarantor to purchase all of such membership interests from Dorian Holdings.

(e)                                   The Parent Guarantor is authorised to issue 500,000,000 registered shares comprised of 450,000,000 common shares with par value of $0.01 per share and 50,000,000 preferred shares with a par value of $0.01 per share of which common shares have been issued fully paid.

(f)                                   From the date of this Agreement until the date of the Private Placement, the legal title to and beneficial interest in the issued and outstanding shares in the Parent Guarantor is and shall be held free of any Security or any other claims by Dorian Holdings.

20.4        Binding obligations

Subject to any matters which are set out as qualifications or reservations as to matters of law and general application in the legal opinions delivered pursuant to Clause 4 (Conditions of Utilisation), the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations.

20.5        Validity, effectiveness and ranking of Security

(a)                                 Subject to any matters which are set out as qualifications or reservations as to matters of law and general application in the legal opinions delivered pursuant to Clause 4 (Conditions of Utilisation), each Finance Document to which it is a party does now or, as the case may be, will upon execution and delivery and, where applicable, registration create the Security it purports to create over any assets to which such Security, by its terms, relates, and such Security will, when created or intended to be created, be valid and effective.

(b)                                  No third party has or will have any Security (except for Permitted Security) over any assets that are the subject of any Transaction Security granted by it.

(c)                                   The Transaction Security granted by it to the Security Agent or any other Secured Party has or will when created or intended to be created have first ranking priority or such other priority it is expressed to have in the Finance Documents and is not subject to any prior ranking or pari passu ranking security.

(d)                                  No concurrence, consent or authorisation of any person is required for the creation of or otherwise in connection with any Transaction Security.

20.6        Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, each Transaction Document to which it is a party do not and will not conflict with:

(a)           any law or regulation applicable to it;

(b)           the constitutional documents of any member of the Group; or

(c)                                  any agreement or instrument binding upon it or any member of the Group or any member of the Group’s assets.

20.7        Power and authority

(a)                                  It has the power to enter into, perform and deliver, and will by the required date, have taken ail necessary action to authorise its entry into, performance and delivery of, each Transaction Document to which it is or will be a party and the transactions contemplated by those Transaction Documents.

(b)                                 No limit on its powers will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

20.8        Validity and admissibility in evidence

All Authorisations required or desirable:

(a)                                  to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(b)                                 to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect except any authorisation to the extent necessary under Clause 20.11 (No Filing or Stamp Taxes).

20.9        Governing law and enforcement

(a)                                  The choice of governing law of each Transaction Document to which it is a party will be recognised and enforced in its Relevant Jurisdictions.

(b)                                   Any judgment obtained in relation to a Transaction Document to which it is a party in the jurisdiction of the governing law of that Transaction Document will be recognised and enforced in its Relevant Jurisdictions.

20.10      Insolvency

No:

(a)                                  corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 29.8 (Insolvency proceedings); or

(b)           creditors’ process described in Clause 29.9 (Creditors’ process),

has, to its knowledge, been taken or, threatened in relation to a member of the Group; and none of the circumstances described in Clause 29.7 (Insolvency) applies to a member of the Group.

20.11      No filing or stamp taxes

Save for the registration of the Mortgages in the relevant register under the laws of the relevant Approved Flag, it is not necessary under the laws of its Relevant Jurisdictions that the Finance Documents to which it is a party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar taxes or fees be paid on or in relation to the Finance Documents to which it is a party or the transactions contemplated by those Finance Documents except any filing, recording or enrolling or any tax or fee payable which is referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) and which will be made or paid promptly after the date of the relevant Finance Document.

20.12      Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to which it is a party.

20.13      No default

(a)                                  No Event of Default and, on the date of this Agreement and on each Utilisation Date, no Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)                                  No other event or circumstance is outstanding which constitutes (or after the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or a termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which might have a Material Adverse Effect.

20.14      No misleading information

(a)                                 Any written factual information provided by any member of the Group for the purposes of this Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)                                   The financial projections contained in any such information have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)                                   Nothing has occurred or been omitted from any such information and no information has been given or withheld that results in any such information being untrue or misleading in any material respect.

20.15      Pari passu ranking

Its payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

20.16      No proceedings pending or threatened

No litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) of or before any court, arbitral body or agency which if adversely determined, are reasonably likely to have a Material Adverse Effect, have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it or any of its Subsidiaries.

20.17      Validity and completeness of the Deed of Release, MOAs and Pre-delivery Contracts

(a)                                  Each of the Deed of Release and the MOAs constitutes legal, valid, binding and enforceable obligations of the Existing Bank and the relevant Existing Borrower respectively.

(b)                                 Each of the Shipbuilding Contract and the Refund Guarantee constitutes legal, valid, binding and enforceable obligations of the Builder and the Refund Guarantor respectively

(c)                                   The copies of the Deed of Release, the MOAs and the Pre-delivery Contracts delivered to the Facility Agent before the date of this Agreement are true and complete copies.

(d)                                 No amendments or additions to the Deed of Release, the MOAs or any Pre-delivery Contracts have been agreed nor have any rights under the Deed of Release, the MOAs or any the Pre-delivery Contract been waived.

20.18      Valuations

(a)                                  All written factual information supplied by It or on its behalf to an Approved Valuer for the purposes of a valuation delivered to the Facility Agent in accordance with this Agreement was true and accurate as at the date it was supplied or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)                                  It has not omitted to supply any factual information to an Approved Valuer which, if disclosed, would adversely affect any valuation prepared by such Approved Valuer.

(c)                                   There has been no change to the information provided pursuant to paragraph (a) above in relation to any valuation between the date such information was provided and the date of that valuation which, in either case, renders that written factual information untrue or misleading in any material respect.

20.19      No breach of laws

It has not (and, to the best of its knowledge, no other member of the Group has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

20.20      No Charter

Except for Ship B and Ship C, no Ship is subject to any Charter.

20.21      Compliance with Environmental Laws

All Environmental laws relating to the ownership, operation and management of each Ship and the business of each member of the Group (as now conducted and as reasonably anticipated to be conducted in the future) and the terms of all Environmental Approvals have been complied with.

20.22      No Environmental Claim

No Environmental Claim has been made or threatened against any member of the Group or any Ship.

20.23      No Environmental Incident

No Environmental Incident has occurred and no person has claimed that an Environmental Incident has occurred.

20.24      ISM and ISPS Code compliance

All requirements of the ISM Code and the ISPS Code as they relate to each Borrower, each Approved Manager and each Ship have been complied with.

20.25      Taxes paid

(a)                                  It is not and no other member of the Group is materially overdue in the filing of any Tax returns and it is not (and no other member of the Group is) overdue in the payment of any amount in respect of Tax.

(b)                                 No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any other member of the Group) with respect to Taxes.

20.26      Financial Indebtedness

No Obligor has any Financial Indebtedness outstanding other than as permitted by this Agreement.

20.27      Overseas companies

No Obligor has delivered particulars, whether in its name stated in the Finance Documents or any other name, of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or, if it has so registered, it has provided to the Facility Agent sufficient details to enable an accurate search against it to be undertaken by the Lenders at the Companies Registry.

20.28      Good title to assets

It and each other member of the Group has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

20.29      Ownership

(a)                                  On the Utilisation Date each of Borrower A, Borrower B and Borrower C will as relevant be the sole legal and beneficial owner of Ship A, Ship B and Ship C, its Earnings and its insurances

(b)                                 Borrower D as the assignee of the Purchaser pursuant to the relevant MOA is the sole legal and beneficial owner of all warranty rights and interests which the Shipbuilding Contract creates in favour of Borrower D as the assignee of the Purchaser.

(c)                                   With effect on and from the Delivery Date, Borrower D will be the sole legal and beneficial owner of Ship D, its Earnings and its Insurances.

(d)                                  With effect on and from the date of its creation or intended creation, each Borrower will be the sole legal and beneficial owner of any other asset that is the subject of any Transaction Security created or intended to be created by that Borrower.

20.30                 Centre of main interests and establishments

For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in Greece and it has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

20.31                 Place of business

No Obligor has a place of business in any country other than Greece and its head office functions are carried out at 102-104 Kolokotroni Street, Piraeus 185 35, Greece or such other place as is notified to the Facility Agent within 14 days of any change.

20.32                 No employee or pension arrangements

No Obligor has any employees or any liabilities under any pension scheme.

20.33                 Sanctions. As regards Sanctions:

(a)                                 None of the Obligors, any other member of the Group or any Affiliate of any of them is a Prohibited Person or is owned or controlled by, or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person and none of such persons owns or controls a Prohibited Person.

(b)                                 No proceeds of any Tranche shall be made available, directly or indirectly, to or for the benefit of a Prohibited Person or otherwise shall be, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

(c)                                  Each Obligor, each other member of the Group and each Affiliate of any of them is in compliance with all Sanctions.

20.34                 No Immunity

The Borrower is not entitled to immunity from suit or enforcement of a judgment on grounds of sovereignty or otherwise in the courts of the Republic of the Marshall Islands in respect of proceedings against it in relation to this Agreement.

20.35                 No shareholder agreements

Save as disclosed to the Facility Agent pursuant to Clause 21.8(c) the Existing Shareholders have not entered into any shareholders’ or joint venture agreements.

20.36                 Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

21                                  INFORMATION UNDERTAKINGS

21.1                        General

The undertakings in this Clause 21 (Information Undertakings) remain in force throughout the Security Period unless the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders), may otherwise permit.

21.2                        Financial statements

The Borrowers shall supply to the Facility Agent in sufficient copies for all the Lenders:

(a)                                 as soon as they become available, but in any event within 180 days after the end of each of their respective financial years:

(i)                                     their respective audited financial statements for that financial year audited by an Approved Auditor; and

(ii)                                  the audited consolidated financial statements of the Parent Guarantor for that financial year audited by an Approved Auditor;

(b)                                 as soon as the same become available, but in any event within 90 days after the end of each quarter of each of their respective financial years:

(i)                                     their respective financial statements for that financial quarter year; and

(ii)                                  the consolidated financial statement of the Parent Guarantor for that financial quarter year; and

(iii)                               management accounts of each Borrower in a format approved by the Facility Agent which show the results of the operation of each Ship during the preceding financial quarter year.

21.3                        Compliance Certificate

(a)                                 The Parent Guarantor shall supply to the Facility Agent, with each set of financial statements delivered pursuant to paragraph (a)(ii) or (b)(ii) of Clause 21.2 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 22 (Financial Covenants) as at the date as at which those financial statements were drawn up.

(b)                                 Each Compliance Certificate shall be signed by an officer of the Parent Guarantor and, if required to be delivered with the financial statements delivered pursuant to paragraph (a)(ii) of Clause 21.2 (Financial statements).

21.4                        Requirements as to financial statements

(a)                                 Each set of financial statements delivered by a Borrower pursuant to Clause 21.2 (Financial statements) shall be certified by an officer of the relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up,

(b)                                 The Borrowers shall procure that each set of financial statements delivered pursuant to Clause 21.2 (Financial statements) is prepared using GAAP.

(c)                                  The Borrowers shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 21.2 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods which are in effect as at the date of this Agreement unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Facility Agent:

(i)                                     a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which that Obligor’s previous financial statements were prepared; and

(ii)                                  sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 22 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor’s previous financial statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the previous financial statements were prepared.

21.5                        Information: miscellaneous

Each Obligor shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(a)                                 following the occurrence of an Event of Default, all documents dispatched by it to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)                                 promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings (including proceedings relating to any alleged or actual breach of the ISM Code or of the ISPS Code) which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect;

(c)                                  promptly, such further information and/or documents regarding:

(i)                                     each Ship, its Earnings and its Insurances;

(ii)                                  the Charged Property;

(iii)                               compliance of the Transaction Obligors with the terms of the Finance Documents;

(iv)                              the financial condition, business and operations of any member of the Group,

as any Finance Party (through the Facility Agent) may reasonably request; and

(d)                                 promptly, such further information and/or documents as any Finance Party (through the Facility Agent) may reasonably request so as to enable such Finance Party to comply with any laws applicable to it (including, without limitation, compliance with FATCA).

21.6                        Notification of default

(a)                                 Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)                                 Promptly upon a request by the Facility Agent, each Borrower shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

21.7                        Use of websites

(a)                                 Each Obligor may satisfy its obligation under the Finance Documents to which it is a party to deliver any information in relation to those Lenders (the “Website Lenders”) which accept this method of communication by posting this information onto an electronic website designated by the Borrowers and the Facility Agent (the “Designated Website”) if:

(i)                                     the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)                                  both the relevant Obligor and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)                               the information is in a format previously agreed between the relevant Obligor and the Facility Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Facility Agent shall notify the Obligors accordingly and each Obligor shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event each Obligor shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

(b)                                 The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Obligors or any of them and the Facility Agent.

(c)                                  An Obligor shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(i)                                     the Designated Website cannot be accessed due to technical failure;

(ii)                                  the password specifications for the Designated Website change;

(iii)                               any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)                              any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)                                 if that Obligor becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If an Obligor notifies the Facility Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Obligors under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)                                 Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Obligors shall comply with any such request within 10 Business Days.

21.8                        “Know your customer” checks

(a)                                 If:

(i)                                     the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)                                  any change in the status of an Obligor after the date of this Agreement; or

(iii)                               a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges a Finance Party (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it or if a Finance Party requires information to comply with its own internal guidelines from time to time relating to such Finance Party’s knowledge of its customers, each Obligor shall promptly upon the request of any Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by a Servicing Party (for itself or on behalf of any other Finance Party) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for such Finance Party or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws, regulations and internal guidelines pursuant to the transactions contemplated in the Finance Documents.

(b)                                 Each Lender shall promptly upon the request of a Servicing Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Servicing Party (for itself) in order for that Servicing Party to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws, regulations and internal guidelines pursuant to the transactions contemplated in the Finance Documents.

(c)                                  Following the Private Placement, the Parent Guarantor shall, if relevant, provide the Facility Agent with a copy of the joint venture or shareholders agreement between the shareholders in the Parent Guarantor Provided that at no time shall any kind of shareholder agreement or joint venture agreement between the Existing Shareholders and Seacor and/or the Purchaser or any of its other Subsidiaries be permitted pursuant to the terms of this Agreement.

22                                  FINANCIAL COVENANTS

22.1                        Parent Guarantor’s Financial Covenants

The Parent Guarantor undertakes that at all times throughout the Security Period:

(a)                                 the Minimum Shareholders’ Funds shall not be less than $85,000,000;

(b)                                 the Gearing Ratio shall not be higher than 150%;

(c)                                  the Debt Service Coverage Ratio shall not be higher than:

(i)                                     for the period from the date of this Agreement until 31 December 2013, 0.75:1.0;

(ii)                                  the period from 1 January 2014 to 31 December 2014, 0.8:1.0; and

(iii)                               for the period from 1 January 2015 until the end of the Security Period, 1.0:1.0;

(d)                                 it shall maintain on the last day of each Accounting Period in bank accounts held with the Facility Agent and which are free from any Security (other than Security created by or are connected with this Agreement and the other Finance Documents) minimum cash balances of no less than $10,000,000 (the “Minimum Amount”), excluding cash balances held by the Parent Guarantor and/or any other member of the Group in bank accounts with the Facility Agent for the purposes of compliance with minimum liquidity requirements under, or in connection with, other facility agreements entered into by the Facility Agent with other members of the Group or any guarantees given by the Parent Guarantor in favour of the Facility Agent in respect of such facility agreements Provided that

(i)                                     such test is no longer applicable if the Debt Service Coverage Ratio is 1.0:1.0; and

(ii)                                  for the avoidance of doubt, any amounts exceeding the Minimum Amount may be held with any other Lender or bank (other than the Facility Agent); and

(e)                                  the Parent Obligor shall maintain from the Utilisation Date and at all times on the Minimum Liquidity Account, free from any Security (other than Security created by or are connected with this Agreement and the other Finance Documents) a minimum cash balance of no less than $1,500,000 per Ship then subject to a Mortgage.

22.2                        Calculation of Financial Covenants

The calculation of the covenants in Clause 22.1 shall be determined on a consolidated basis by reference to the financial statements (the “Financial Statements”) of the Group to be delivered to the Facility Agent pursuant to Clauses 21.2(a) and 21.2(b)(ii) and in Clause 22.1 the following expressions have the following meanings:

“Accounting Information” means (a) the annual audited consolidated financial statements of the Group and (b) the quarterly unaudited consolidated financial statements of the Group, each as provided or (as the context may require) to be provided to the Facility Agent in accordance with clause 21.2 (Financial Statements);

“Accounting Period” means (a) each financial year of the Parent Guarantor and (b) each financial quarter of each financial year of the Parent Guarantor, for which Accounting Information is required to be delivered pursuant to this Agreement;

“Applicable Accounting Principles” means the most recent and up-to-date GAAP applicable at any relevant time;

“Debt” means, as of the last day of an Accounting Period or on any other day, the aggregate amount of Financial Indebtedness owed by the members of the Group (other than any Financial Indebtedness owing by any member of the Group to another member of the Group) less any cash, time deposits, restricted cash (other than those which are restricted in connection with contingent/off—balance sheet obligations) and long term investments, as stated in the then most recent and relevant Accounting Information;

“Debt Service Coverage Ratio” means as at the end of each Accounting Period, cash generated from operations (as defined in the Financial Statements) before interest costs and cash interest rate swap costs divided by the average debt capital payments or the Rolling Four Quarter Period ending on such day, cash interest costs and cash interest rate swap costs;

“Fleet Market Value” means, as of the date of calculation, the aggregate Market Value of the Fleet Vessels as most recently determined pursuant to valuations obtained and made in accordance with Clause 26 of this Agreement; and

“Gearing Ratio” means Debt divided by Minimum Shareholder’s Funds in respect of the Rolling Four Quarter Period ending on such day, each as stated in the then most recent and relevant Accounting Information

“Minimum Shareholder’s Funds” means, as of the date of calculation, the shareholder’s funds as disclosed in the Financial Statements reduced by an amount equal by which the Fleet Market Value exceeds the net book value of the Fleet Vessels as disclosed in the Financial Statements,

“Rolling Four Quarter Period” means, as of the last day of an Accounting Period or on any other day, the twelve-month period ending on such day.

22.3                        Accounts on which Financial Covenants are to be tested

Compliance with the undertakings contained in Clause 22.1 shall be determined by reference to the unaudited consolidated accounts for the first three 3-month periods in each financial year of the Parent Guarantor and, for the final 3-month period in each financial year of the Parent Guarantor, by reference to the unaudited consolidated amounts for that quarter and the audited consolidated accounts for that financial year of the Group delivered to the Facility Agent pursuant to Clause 21.2(a)(i) of this Agreement.

23                                  GENERAL UNDERTAKINGS

23.1                        General

The undertakings in this Clause 23 (General Undertakings) remain in force throughout the Security Period except as the Facility Agent acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

23.2                        Authorisations

Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly:

(a)                                 obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)                                 supply certified copies to the Facility Agent of any Authorisation required under any law or regulation of a Relevant Jurisdiction or the state of the Approved Flag at any time of each Ship to enable it to:

(i)                                     perform its obligations under the Transaction Documents to which it is a party;

(ii)                                  ensure the legality, validity, enforceability or admissibility in evidence in any Relevant Jurisdiction or in the state of the Approved Flag at any time of each Ship of any Transaction Document to which it is a party; and

(iii)                               own and operate each Ship (in the case of the Borrowers).

23.3                        Compliance with laws

Each Obligor shall, and shall procure that each other Transaction Obligor will, comply in all respects with all laws and regulations to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

23.4                        Environmental compliance

Each Obligor shall, and shall procure that each other Transaction Obligor will:

(a)                                 comply with all Environmental Laws;

(b)                                 obtain, maintain and ensure compliance with all requisite Environmental Approvals;

(c)                                  implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

23.5                        Environmental claims

Each Obligor shall, and shall procure that each other Transaction Obligor will, (through the Parent Guarantor), promptly upon becoming aware of the same, inform the Facility Agent in writing of:

(a)                                 any Environmental Claim against any member of the Group which is current, pending or threatened; and

(b)                                 any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect.

23.6                        Taxation

(a)                                 Each Obligor shall and shall procure that each other Transaction Obligor will, pay and discharge ail Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)                                     such payment is being contested in good faith;

(ii)                                  adequate reserves are maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Facility Agent under Clause 21.2 (Financial statements); and

(iii)                               such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)                                 No Obligor shall change its residence for Tax purposes.

23.7                        Overseas companies

Each Obligor shall promptly inform the Facility Agent if it delivers to the Registrar particulars required under the Overseas Regulations of any UK Establishment and it shall comply with any directions given to it by the Facility Agent regarding the recording of any Transaction Security on the register which it is required to maintain under The Overseas Companies (Execution of Documents and Registration of Charges) Regulations 2009.

23.8                        Pari passu ranking

Each Obligor shall, and shall procure that each other Transaction Obligor will, ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

23.9                        Title

(a)                                 From the Utilisation Date of each of Borrower A, Borrower B and Borrower C shall hold the legal title to, and own the entire beneficial interest in Ship A, Ship B and Ship C, its Earnings and its Insurances as relevant;

(b)                                 Borrower D as the assignee of the Purchaser shall hold the legal title to, and own the entire beneficial interest in:

(i)                                     each Pre-delivery Contract;

(ii)                                  with effect from the Delivery Date, Ship D, its Earnings and its Insurances.

(c)                                  With effect on and from its creation or intended creation, each Borrower shall hold the legal title to, and own the entire beneficial interest in any other assets the subject of any Transaction Security created or intended to be created by it.

23.10                 Negative pledge

(a)                                 No Borrower shall create or permit to subsist any Security over any of its assets which are the subject of the Security created or intended to be created by the Finance Documents.

(b)                                 No Borrower shall:

(i)                                     sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by a Transaction Obligor;

(ii)                                  sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)                               enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)                              enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)                                  Paragraphs (a) and (b) above do not apply to any Permitted Security.

23.11                 Disposals

(a)                                 No Obligor shall, and the Obligors shall procure that no other Transaction Obligor will, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset (including without limitation any Ship, its Earnings or its Insurances).

(b)                                 Paragraph (a) above does not apply to any charter of a Ship to which Clause 25.15 (Restrictions on chartering, appointment of managers etc.) applies.

23.12                 Merger

No Obligor shall, and the Obligors shall procure that no other Transaction Obligor will, enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction.

23.13                 Change of business

(a)                                 The Parent Guarantor shall procure that no substantial change is made to the general nature of the business of the Parent Guarantor or the Group from that carried on at the date of this Agreement.

(b)                                 No Borrower shall engage in any business other than the ownership and operation of its Ship.

23.14                 Financial Indebtedness

No Borrower shall, and the Borrower shall procure that no Transaction Obligor (other than the Parent Guarantor) will, incur or permit to be outstanding any Financial Indebtedness except Permitted Financial Indebtedness.

23.15                 Expenditure

No Borrower shall incur any expenditure, except for expenditure reasonably incurred in the ordinary course of owning, operating, maintaining and repairing its Ship and the administration and operation of the Transaction Obligors.

23.16                 Limited liability company agreement

(a)                                 No Borrower shall permit:

(i)                                     its certificate of formation or limited liability company agreement to be amended or modified; or

(ii)                                  appoint any further officer of that Borrower.

23.17                 Dividends

(a)                                 No Borrower shall make or pay any dividend or other distribution.

(b)                                 The Parent Guarantor shall not declare or pay any dividend or make any other form of distribution in respect of any financial year during the Security Period in excess of the Parent Guarantor’s free cash flow in respect of that financial year if at the relevant time an Event of Default has occurred and is continuing or would result from the making of such dividend or distribution.

23.18                 Accounts

No Borrower shall open or maintain any account with any bank or financial institution except its Operating Account and accounts with the Facility Agent or the Security Agent for the purposes of the Finance Documents.

23.19                 Other transactions

No Borrower shall, or in the case of paragraph (d) below, no Obligor shall:

(a)                                 be the creditor in respect of any loan or any form of credit to any person other than another Obligor and where such loan or form of credit is Permitted Financial Indebtedness;

(b)                                 give or allow to be outstanding any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which that Obligor assumes any liability of any other person other than any guarantee or indemnity given under the Finance Documents.

(c)                                  enter into any material agreement other than:

(i)                                     the Transaction Documents;

(ii)                                  any other agreement expressly allowed under any other term of this Agreement; and

(d)                                 enter into any transaction on terms which are, in any respect, less favourable to that Obligor than those which it could obtain in a bargain made at arms’ length; or

(e)                                  acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks.

23.20                 Unlawfulness, invalidity and ranking; Security imperilled

No Obligor shall and the Obligors shall procure that no other Transaction Obligor will, do (or fail to do) or cause or permit another person to do (or omit to do) anything which is likely to:

(a)                                 make it unlawful for an Obligor to perform any of its obligations under the Transaction Documents;

(b)                                 cause any obligation of an Obligor under the Transaction Documents to cease to be legal, valid, binding or enforceable if that cessation individually or together with any other cessations materially or adversely affects the interests of the Secured Parties under the Finance Documents;

(c)                                  cause any Transaction Document to cease to be in full force and effect;

(d)                                 cause any Transaction Security to rank after, or lose its priority to, any other Security; and

(e)                                  imperil or jeopardise the Transaction Security.

23.21                 Further assurance

(a)                                 Each Obligor shall (and the Parent Guarantor shall procure that each member of the Group and any other Transaction Obligor will) promptly, and in any event within the time period specified by the Security Agent do ail such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Security Agent may specify (and in such form as the Security Agent may require in favour of the Security Agent or its nominee(s)):

(i)                                     to create, perfect, vest in favour of the Security Agent or protect the priority of the Security or any right or any kind created or intended to be created under or evidenced by the Finance Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent, any Receiver or the Secured Parties provided by or pursuant to the Finance Documents or by law;

(ii)                                  to confer on the Security Agent or confer on the Secured Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Finance Documents;

(iii)                               to facilitate or expedite the realisation and/or sale of, the transfer of title to or the grant of, any interest in or right relating to the assets which are, or are intended to be, the subject of the Transaction Security or to exercise any power specified in any Finance Document in respect of which the Security has become enforceable; and/or

(iv)                              to enable or assist the Security Agent to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any item of the Security Property.

(b)                                 Each Obligor shall, and shall procure that each other Transaction Obligor will, take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Secured Parties by or pursuant to the Finance Documents.

(c)                                  At the same time as a Transaction Obligor delivers to the Security Agent any document executed under this Clause 23.21 (Further assurance), that Transaction Obligor shall deliver to the Security Agent a certificate signed by two of that Transaction Obligor’s directors or officers which shall:

(i)                                     set out the text of a resolution of that Transaction Obligor’s directors specifically authorising the execution of the document specified by the Security Agent; and

(ii)                                  state that either the resolution was duly passed at a meeting of the directors validly convened and held, throughout which a quorum of directors entitled to vote on the resolution was present, or that the resolution has been signed by all the directors of officers and is valid under that Transaction Obligor’s articles of association or other constitutional documents.

23.22                 Newbuilding Cash Collateral

(a)                                 The Borrowers shall ensure that a cash balance the (“Newbuilding Cash Collateral”) is deposited on the Newbuilding Cash Account in the following amounts:

(i)                                     from the date of the Private Placement until the date of payment of the second (steel cutting) instalment under the Shipbuilding Contract on or around 30 October 2013 (the “Second Pre-delivery Instalment Date”), $66,538,170;

(ii)                                  from the date of the Second Pre-delivery Instalment Date until the date of payment of the third (keel cutting) instalment under the Shipbuilding Contract on or around 30 March 2014 (the “Third Pre-Delivery Instalment Date”), $59,145,040;

(iii)                               from the date of the Third Pre-delivery Instalment Date until the date of payment of the fourth (launching) instalment under the Shipbuilding Contract on or around 30 June 2014 (the “Fourth Pre-Delivery Instalment Date” and, together with the Second Pre-Delivery Instalment Date and the Third Pre-delivery Instalment Date, the “Shipbuilding Contract Instalment Dates”), $51,751,910;

(iv)                              from the date of the Fourth Pre-delivery Instalment Date until the Delivery Date $44,358,780; and

(v)                                 following the Delivery Date, nil,

(b)                                 The Borrowers may with the prior written consent of the Facility Agent, acting on the instructions of the Majority Lenders, negotiate with the Builder that the Shipbuilding Contract Instalment Dates may be brought forward in consideration of a reduction in the Contract Price and the Newbuilding Cash Collateral reduced accordingly Provided that at no time before the Delivery Date shall the Newbuilding Cash Collateral fall below $29,572,520.

(c)                                  Upon the occurrence of an “enforcement event” (as defined in the Financial Collateral arrangements (no 2) Regulations 2003 as amended by the Financial Markets and Insolvency (Settlement Finality and Financial Collateral Arrangements (amendments) 2010) and/or any sanctions, freezing provisions, prohibitions or other restrictions prohibiting any payments or withdrawals from the Newbuilding Cash Account, whether through the operation of netting or set-off or otherwise, the obligations of: (i) the Facility Agent to repay to the Borrowers all the funds deposited in the Newbuilding Cash Account; and (ii) the Borrowers to pay or repay the Loan to the Lender, are automatically accelerated and become immediately due and expressed as obligations to pay and an account is taken of what is due from each party to the other in respect of such obligations and the net sum equal to the balance of the account is payable by the party from whom the larger amount is due to the other party.

24                                  INSURANCE UNDERTAKINGS

24.1                        General

The undertakings in this Clause 24 (Insurance Undertakings) remain in force from the date of this Agreement throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

24.2                        Maintenance of obligatory insurances

Each Borrower shall keep the Ship owned by it insured at its expense against:

(a)                                 fire and usual marine risks (including hull and machinery and excess risks);

(b)                                 war risks;

(c)                                  protection and indemnity risks; and

(d)                                any other risks against which the Facility Agent acting on the instructions of the Majority Lenders considers, having regard to practices and other circumstances prevailing at the relevant time, it would be reasonable for that Borrower to insure and which are specified by the Facility Agent by notice to that Borrower.

24.3                        Terms of obligatory insurances

Each Borrower shall effect such insurances:

(a)                                 in dollars;

(b)                                 in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of:

(i)                                     when aggregated with such insurances in respect of the other Ships then subject to a Mortgage, an amount which is 120 per cent, of the aggregate of the Loan;

(ii)                                  the Market Value of that Ship;

(c)                                  in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market;

(d)                                 in the case of protection and indemnity risks, in respect of the full tonnage of its Ship;

(e)                                  on approved terms; and

(f)                                   through Approved Brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

24.4                        Further protections for the Finance Parties

In addition to the terms set out in Clause 24.3 (Terms of obligatory insurances), each Borrower shall procure that the obligatory insurances effected by it shall:

(a)                                 subject always to paragraph (b), name that Borrower as the sole named assured unless the interest of every other named assured is limited:

(i)                                     in respect of any obligatory insurances for hull and machinery and war risks;

(A)                               to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

(B)                               to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

(ii)                                  in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and every other named assured has undertaken in writing to the Security Agent (in such form as it requires) that any deductible shall be apportioned between that Borrower and every other named assured in proportion to the gross claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(b)                                 whenever the Facility Agent requires, name (or be amended to name) the Security Agent as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Agent, but without the Security Agent thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(c)                                  name the Security Agent as loss payee with such directions for payment as the Facility Agent may specify;

(d)                                 provide that ail payments by or on behalf of the insurers under the obligatory insurances to the Security Agent shall be made without set off, counterclaim or deductions or condition whatsoever;

(e)                                  provide that the obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Agent or any other Finance Party; and

(f)                                   provide that the Security Agent may make proof of loss if that Borrower fails to do so,

24.5                        Renewal of obligatory insurances

Each Borrower shall:

(a)                                 at least 21 days before the expiry of any obligatory insurance effected by it:

(i)                                     notify the Facility Agent of the Approved Brokers (or other insurers) and any protection and indemnity or war risks association through or with which it proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)                                  obtain the Facility Agents’ approval to the matters referred to in paragraph (a) (i) above;

(b)                                 at least 14 days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Facility Agent’s approval pursuant to paragraph (a) above; and

(c)                                  procure that the approved brokers and/or the approved war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Facility Agent in writing of the terms and conditions of the renewal.

24.6                        Copies of policies; letters of undertaking

Each Borrower shall ensure that the Approved Brokers provide the Security Agent with:

(a)                                 pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew; and

(b)                               a letter or letters or undertaking in a form required by the Facility Agent and including undertakings by the Approved Brokers that:

(i)                                     they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 24.4 (Further protections for the Finance Parties);

(ii)                                  they will hold such policies, and the benefit of such insurances, to the order of the Security Agent in accordance with such loss payable clause;

(iii)                               they will advise the Security Agent immediately of any material change to the terms of the obligatory insurances;

(iv)                              they will, if they have not received notice of renewal instructions from the relevant Borrower or its agents, notify the Security Agent not less than 14 days before the expiry of the obligatory insurances;

(v)                                 if they receive instructions to renew the obligatory insurances, they will promptly notify the Facility Agent of the terms of the instructions;

(vi)                              they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by that Borrower under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts; and

(vii)                           they will arrange for a separate policy to be issued in respect of the Ship owned by that Borrower forthwith upon being so requested by the Facility Agent.

24.7                        Copies of certificates of entry

Each Borrower shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provide the Security Agent with:

(a)                                 a certified copy of the certificate of entry for that Ship;

(b)                                 a letter or letters of undertaking in such form as may be required by the Facility Agent acting on the instructions of Majority Lenders; and

(c)                                  a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship.

24.8                        Deposit of original policies

Each Borrower shall ensure that all policies relating to obligatory insurances effected by it are deposited with the Approved Brokers through which the insurances are effected or renewed.

24.9                        Payment of premiums

Each Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Facility Agent or the Security Agent.

24.10                 Guarantees

Each Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

24.11                 Compliance with terms of insurances

(a)                                 No Borrower shall do or omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part.

(b)                                 Without limiting paragraph (a) above, each Borrower shall:

(i)                                     take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in paragraph (b)(iii) of Clause 24.6 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Facility Agent has not given its prior approval;

(ii)                                  not make any changes relating to the classification or classification society or manager or operator of the Ship owned by it approved by the underwriters of the obligatory insurances;

(iii)                               make (and promptly supply copies to the Facility Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(iv)                              not employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

24.12                 Alteration to terms of insurances

No Borrower shall make or agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance.

24.13                 Settlement of claims

Each Borrower shall:

(a)                                 not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty; and

(b)                                 do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

24.14                 Provision of copies of communications

Each Borrower shall provide at the request of the Security Agent with copies of all written communications between that Borrower and:

(a)                                 the Approved Brokers;

(b)                                 the approved protection and indemnity and/or war risks associations; and

(c)                                  the approved insurance companies and/or underwriters,

which relate directly or indirectly to:

(i)                                     that Borrower’s obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)                                  any credit arrangements made between that Borrower and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances.

24.15                 Provision of information

Each Borrower shall promptly provide the Facility Agent (or any persons which it may designate) with any information which the Facility Agent (or any such designated person) requests for the purpose of:

(a)                                 obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)                                 effecting, maintaining or renewing any such insurances as are referred to in Clause 24,16 (Mortgagee’s interest and additional perils insurances) or dealing with or considering any matters relating to any such insurances, and the Borrowers shall, forthwith upon demand, indemnify the Security Agent in respect of all fees and other expenses incurred by or for the account of the Security Agent in connection with any such report as is referred to in paragraph (a) above.

24.16                 Mortgagee’s interest and additional perils insurances

(a)                                 The Security Agent shall be entitled from time to time to effect, maintain and renew a mortgagee’s interest marine insurance and a mortgagee’s interest additional perils insurance each in an amount equal to 120 per cent, of the aggregate of (i) the Loan and (ii) any Swap Exposure, on such terms, through such insurers and generally in such manner as the Security Agent acting on the instructions of the Majority Lenders may from time to time consider appropriate.

(b)                                 The Borrowers shall upon demand fully indemnify the Security Agent in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any insurance referred to in paragraph (a) above or dealing with, or considering, any matter arising out of any such insurance.

25                                  GENERAL SHIP UNDERTAKINGS

25.1                        General

The undertakings in this Clause 25 (General Ship Undertakings) remain in force on and from the date of this Agreement and throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

25.2                        Ships’ names and registration

Each Borrower shall, in respect of the Ship owned by it:

(a)                                 keep that Ship registered in its name under the Approved Flag from time to time at its port of registration;

(b)                                 not do or allow to be done anything as a result of which such registration might be suspended, cancelled or imperilled; and

(c)                                  not change the name of that Ship,

provided that any change of flag of a Ship shall be subject to:

(i)                                     that Ship remaining subject to Security securing the Secured Liabilities created by a first priority or preferred ship mortgage on that Ship and, if appropriate, a first priority deed of covenant collateral to that mortgage (or equivalent first priority Security) on substantially the same terms as the Mortgage on that Ship and related Deed of Covenant and on such other terms and in such other form as the Facility

Agent, acting with the authorisation of the Majority Lenders, shall approve or require; and

(ii)                                  the execution of such other documentation amending and supplementing the Finance Documents as the Facility Agent, acting with the authorisation of the Majority Lenders, shall approve or require.

25.3                        Repair and classification

Each Borrower shall keep the Ship owned by it in a good and safe condition and state of repair:

(a)                                 consistent with first class ship ownership and management practice; and

(b)                                 so as to maintain the Approved Classification free of recommendations and conditions save those notified to and approved in writing the Facility Agent or by the Classification Society.

25.4                        Classification society undertaking

If required by the Facility Agent in writing each Borrower shall, in respect of the Ship owned by it, instruct the relevant Approved Classification Society (and procure that that classification society undertakes with the Security Agent):

(a)                                 to send to the Security Agent, following receipt of a written request from the Security Agent, certified true copies of all original class records held by the Approved Classification Society in relation to that Ship;

(b)                                 to allow the Security Agent (or its agents), at any time and from time to time, to inspect the original class and related records of that Borrower and that Ship at the offices of the Approved Classification Society and to take copies of them;

(c)                                  to notify the Security Agent immediately in writing if the Approved Classification Society:

(i)                                     receives notification from that Borrower or any person that that Ship’s classification society is to be changed; or

(ii)                                  becomes aware of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of that Ship’s class under the rules or terms and conditions of that Borrower or that Ship’s membership of that classification society;

(d)                                 following receipt of a written request from the Security Agent:

(i)                                     to confirm that that Borrower is not in default of any of its contractual obligations or liabilities to the Approved Classification Society, including confirmation that it has paid in full all fees or other charges due and payable to the Approved Classification Society; or

(ii)                                  to confirm that that Borrower is in default of any of its contractual obligations or liabilities to the Approved Classification Society, to specify to the Security Agent in reasonable detail the facts and circumstances of such default, the consequences of such default, and any remedy period agreed or allowed by that classification society.

25.5                        Modifications

No Borrower shall make any modification or repairs to, or replacement of, any Ship or equipment installed on it which would or might materially alter the structure, type or performance characteristics of that Ship or materially reduce its value.

25.6                        Removal and installation of parts

(a)                                 Subject to paragraph (b) below, no Borrower shall remove any material part of any Ship, or any item of equipment installed on any Ship unless:

(i)                                     the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed;

(ii)                                  is free from any Security in favour of any person other than the Security Agent; and

(iii)                               becomes, on installation on that Ship, the property of that Borrower and subject to the security constituted by the Mortgage on that Ship and the related Deed of Covenant.

(b)                                 A Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by that Borrower.

25.7                        Surveys

Each Borrower shall submit the Ship owned by it regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Facility Agent acting on the instructions of the Majority Lenders, provide the Facility Agent, with copies of all survey reports.

25.8                        Inspection

Each Borrower shall permit the Security Agent (acting through surveyors or other persons appointed by it for that purpose) to board the Ship owned by it at all reasonable times to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.

25.9                        Prevention of and release from arrest

(a)                                 Each Borrower shall, in respect of the Ship owned by it, promptly discharge:

(i)                                     all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against that Ship, its Earnings or its Insurances;

(ii)                                  all Taxes, dues and other amounts charged in respect of that Ship, its Earnings or its insurances; and

(iii)                               all other outgoings whatsoever in respect of that Ship, its Earnings or its insurances.

(b)                                 Each Borrower shall immediately and, forthwith upon receiving notice of the arrest of the Ship owned by it or of its detention in exercise or purported exercise of any lien or claim, procure its release by providing bail or otherwise as the circumstances may require.

25.10                 Compliance with laws etc.

Each Borrower shall:

(a)                                 comply, or procure compliance with all applicable laws or regulations:

(i)                                     relating to its business generally; and

(ii)                                  relating to the Ship owned by it, its ownership, employment, operation, management and registration,

including the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions and the laws of the Approved Flag;

(b)                                 obtain, comply with and do all that is necessary to maintain in full force and effect any Environment Approvals; and

(c)                                  without limiting paragraph (a) above, not employ the Ship owned by it nor allow its employment, operation or management in any manner contrary to any law or regulation including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and all Sanctions.

25.11                 ISPS Code

Without limiting paragraph (a) of Clause 25.10 (Compliance with laws etc.), each Borrower shall:

(a)                                 procure that the Ship owned by it and the company responsible for that Ship’s compliance with the ISPS Code comply with the ISPS Code; and

(b)                                 maintain an ISSC for that Ship; and

(c)                                  notify the Facility Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

25.12                 Trading in war zones

In the event of hostilities in any part of the world (whether war is declared or not), no Borrower shall cause or permit any Ship to enter or trade to any zone which is declared a war zone by any government or by that Ship’s war risks insurers unless:

(a)                                 the prior written consent of the Security Agent acting on the instructions of the Majority Lenders has been given; and

(b)                                 that Borrower has (at its expense) effected any special, additional or modified insurance cover which the Security Agent acting on the instructions of the Majority Lenders may require.

25.13                 Provision of information

Without prejudice to Clause 21.5 (Information: miscellaneous) each Borrower shall, in respect of the Ship owned by it, promptly provide the Facility Agent with any information which it requests regarding:

(a)                                 that Ship, its employment, position and engagements;

(b)                                 the Earnings and payments and amounts due to its master and crew;

(c)                                  any expenditure incurred, or likely to be incurred, in connection with the operation, maintenance or repair of that Ship and any payments made by it in respect of that Ship;

(d)                                 any towages and salvages; and

(e)                                  its compliance, the Approved Manager’s compliance and the compliance of that Ship with the ISM Code and the ISPS Code,

and, upon the Facility Agent’s request, provide copies of any current charter relating to that Ship, of any current guarantee of any such charter, the Ship’s Safety Management Certificate and any relevant Document of Compliance.

25.14                 Notification of certain events

Each Borrower shall, in respect of the Ship owned by it, immediately notify the Facility Agent by fax, confirmed forthwith by letter of:

(a)                                 any casualty to that Ship which is or is likely to be or to become a Major Casualty;

(b)                                  any occurrence as a result of which that Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)                                  any requisition of that Ship for hire;

(d)                                  any requirement or recommendation made in relation to that Ship by any insurer or classification society or by any competent authority which is not immediately complied with;

(e)                                   any arrest or detention of that Ship, any exercise or purported exercise of any lien on that Ship or the Earnings or any requisition of that Ship for hire;

(f)                                   any intended dry docking of that Ship;

(g)                                   any Environmental Claim made against that Borrower or in connection with that Ship, or any Environmental Incident;

(h)                                  any claim for breach of the ISM Code or the ISPS Code being made against that Borrower, an Approved Manager or otherwise in connection with that Ship; or

(i)                                      any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with,

and each Borrower shall keep the Facility Agent advised in writing on a regular basis and in such detail as the Facility Agent shall require as to that Borrower’s, any such Approved Manager’s or any other person’s response to any of those events or matters.

25.15                 Restrictions on chartering, appointment of managers etc.

No Borrower shall, in relation to the Ship owned by it:

(a)                                 let that Ship on demise charter for any period;

(b)                                 enter into any time or consecutive voyage charter in respect of that Ship other than a Permitted Charter;

(c)                                  appoint a manager of that Ship other than an Approved Manager or agree to any alteration to the terms of an Approved Manager’s appointment;

(d)                                 de activate or lay up that Ship; or

(e)                                  put that Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $1,500,000 (or the equivalent in any other currency) unless that person has first given to the Security Agent and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or its Earnings for the cost of such work or for any other reason.

25.16                 Notice of Mortgage

Each Borrower shall keep the relevant Mortgage registered against the Ship owned by it as a valid first priority or preferred mortgage, carry on board that Ship a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the master’s cabin of that Ship a framed printed notice stating that that Ship is mortgaged by that Borrower to the Security Agent.

25.17                 Sharing of Earnings

No Borrower shall enter into any agreement or arrangement for the sharing of any Earnings.

25.18                 Notification of compliance

Each Borrower shall promptly provide the Facility Agent from time to time with evidence (in such form as the Facility Agent requires) that it is complying with this Clause 25 (General Ship Undertakings).

25.19                 Charter Assignment

Subject to Clause 25.15 (Restrictions on chartering, appointment of managers etc.), if a Borrower enters into an Approved Charter in respect of its Ship at any time during the Security Period, it shall provide the Facility Agent with a certified copy of that Approved Charter and any supporting guarantee and, upon the same being entered into, that Borrower shall enter into an Approved Charter Assignment in favour of the Security Agent in respect of such Approved Charter and any charter guarantee and such assignment shall thereafter constitute an “Approved Charter Assignment” for the purpose of this Agreement.

26                                  PRE-DELIVERY SHIP UNDERTAKINGS

The undertakings in this Clause 26 (Pre-delivery Ship Undertakings) remain in force throughout the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

26.1                        Performance of Pre-delivery Contracts

Borrower D shall:

(a)                                 procure that the Purchaser shall observe and perform all its obligations and meet ail its liabilities under or in connection with each Pre-delivery Contract;

(b)                                 use its best endeavours to ensure performance and observance by the other parties of their obligations and liabilities under each Pre-delivery Contract; and

(c)                                  take any action, or refrain from taking any action, or procure that the Purchaser shall take any action, or restrain from taking any action, which the Facility Agent may specify in connection with any breach, or possible future breach, of a Pre-delivery Contract by that Borrower or any other party or with any other matter which arises or may later arise out of or in connection with a Pre-delivery Contract.

26.2                        No variation, release etc. of Pre-delivery Contracts

Borrower D shall not and shall procure the Purchaser shall not, whether by a document, by conduct, by acquiescence or in any other way;

(a)                                 vary any Pre-delivery Contract;

(b)                                 release, waive, suspend or subordinate or permit to be lost or impaired any interest or right of any kind which that Borrower has at any time to, in or in connection with each of the Pre-delivery Contracts or in relation to any matter arising out of or in connection with any Pre-delivery Contract;

(c)                                  waive any person’s breach of any Pre-delivery Contract; or

(d)                                 rescind or terminate any Pre-delivery Contract or treat itself as discharged or relieved from further performance of any of its obligations or liabilities under a Pre-delivery Contract.

26.3                        Action to protect validity of Pre-delivery Contracts

Borrower D shall use its best endeavours to ensure that all interests and rights conferred by each Pre-delivery Contract remain valid and enforceable in all respects and retain the priority which they were intended to have.

26.4                        Provision of information relating to Pre-delivery Contracts

Without prejudice to Clause 21.5, Borrower D shall:

(a)                                 immediately inform the Facility Agent if any breach of any Pre-delivery Contract occurs or a serious risk of such a breach arises and of any other event or matter affecting a Pre-delivery Contract which has or is reasonably likely to have a Material Adverse Effect;

(b)                                 provide the Facility Agent, promptly after service, with copies of all notices served on or by Borrower D and/or the Purchaser under or in connection with any Pre-delivery Contract; and

(c)                                  provide the Facility Agent with any information which it requests about any interest or right of any kind which that Borrower has at any time to, in or in connection with each of the Pre-delivery Contracts or in relation to any matter arising out of or in connection with any Pre-delivery Contract including the progress of the construction of Ship D.

27                                  SECURITY COVER

27.1                        Minimum required security cover

Clause 27.2 applies if the Facility Agent notifies the Borrowers that the aggregate Market Value of each Ship then subject to a Mortgage is:

(a)

(i)                                     and when added with the amount of the Newbuilding Cash Collateral A, for the period between the date of this Agreement and the date when the Newbuilding Cash Collateral has been credited to the Newbuilding Cash Account, 120 per cent; and

(ii)                                  at all times thereafter and when added with the amount of the Newbuilding Cash Collateral A, 125 per cent.; or

(b)                                 following the release of Borrower D (or another Borrower) in accordance with the terms of Clause 18.6 (Release of Borrower D), 175 per cent.

of, in each case, the aggregate of (1) the Loan and (2) any Swap Exposure Provided that for the purposes of this Clause 27.1 (Minimum required security cover) only 50 per cent, the Swap Exposure will be taken into such calculation prior to 30 September 2014, unless Borrower D or, in its place, any of the other Borrowers has been released from its obligations pursuant to Clause 18.6 (Release of Borrower D) in which case the full 100 per cent, of the Swap Exposure will be taken into such calculation and, for the avoidance of doubt, at all times after 30 September 2014 the full 100 per cent, of the Swap Exposure shall apply in any event.

27.2                        Prepayment

If the Facility Agent serves a notice on the Borrowers under Clause 27.1 (Minimum required security cover), the Borrowers shall, on or before the date falling one month after the date on which the Facility Agent’s notice is served prepay such part of the Loan as shall eliminate the shortfall.

27.3                        Valuations binding

Any valuation under this Clause 27 (Security Cover) shall be binding and conclusive as regards each Borrower.

27.4                        Provision of information

(a)                                 Each Borrower shall promptly provide the Facility Agent and any shipbroker acting under this Clause 27 (Security Cover) with any information which the Facility Agent or the shipbroker may request for the purposes of the valuation.

(b)                                 If a Borrower fails to provide the information referred to in paragraph (a) above by the date specified in the request, the valuation may be made on any basis and assumptions which the shipbroker or the Facility Agent considers prudent.

27.5                        Prepayment mechanism

Any prepayment pursuant to Clause 27.2 (Prepayment) shall be made in accordance with the relevant provisions of Clause 7 (Prepayment).

27.6                        Provision of valuations

Each Borrower shall at its own cost provide the Facility Agent with a valuation of the Ship owned by it from an Approved Valuer selected by the Facility Agent, to enable the Facility Agent to determine the Market Value of that Ship Provided that if the Borrower disagrees with such valuation, the Borrower may, at its own cost, appoint a second Approved Valuer and the valuation shall be the average of both such valuations.

28                                  APPLICATION OF EARNINGS AND NEWBUILDING CASH COLLATERAL

28.1                        Payment of Earnings

(a)                                 Each Borrower shall ensure that,

(i)                                     subject only to the provisions of the General Assignment, all the Earnings in respect of the Ship owned by it are paid in to its Operating Account; and

(ii)                                  all payments by a Hedge Counterparty to that Borrower under a Hedging Agreement are paid to the applicable Operating Account.

(b)                                 Any amounts standing to the credit of the Operating Account shall, provided that the foregoing provisions of this Clause 28 shall have been complied with and provided that no Event of Default shall have occurred, be available to the relevant Borrower for effecting all payments permitted under this Agreement.

28.2                        Release from the Newbuilding Cash Account

Any credit balance on the Newbuilding Cash Account shall remain on the Newbuilding Cash Account and shall only be released to the Operating Account of Borrower D:

(a)                                 either:

(i)                                     on the date of wire transfer of the relevant Shipbuilding Contract Instalment Date; or

(ii)                                   on the Delivery Date (or 3 Business Days in advance of the Delivery Date in accordance with the requirements of the Shipbuilding Contract),

in each case in order to pay the relevant amount then due and payable to the Builder under the Shipbuilding Contract and upon the presentation of evidence satisfactory to the Facility Agent that such instalment is so due and payable; or

(b)                                 to purchase another vessel approved in writing by the Facility Agent pursuant to the provisions of Clause 7.4; or

(c)                                  following the Delivery Date, the delivery of Ship D to Borrower D and the registration of the relevant Mortgage, for the use of Borrower D,

28.3                        Location of accounts

Each Borrower shall promptly:

(a)                                 comply with any requirement of the Facility Agent as to the location or relocation of any Account; and

(b)                                 execute any documents which the Facility Agent specifies to create or maintain in favour of the Security Agent Security over (and/or rights of set-off, consolidation or other rights in relation to) the Accounts.

29                                  EVENTS OF DEFAULT

29.1                        General

Each of the events or circumstances set out in this Clause 29 (Events of Default) is an Event of Default except for Clause 29.19 (Acceleration) and Clause 29.20 (Enforcement of security).

29.2                        Non-payment

An Obligor does not pay within two Business Days of the due date (or, in the case of sums expressed to be payable on demand, within 3 Business Days of the demand) any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless: its failure to pay is caused by:

(i)                                     administrative or technical error; or

(ii)                                  a Disruption Event.

29.3                        Specific obligations

A breach occurs of Clause 4.4 (Waiver of conditions precedent), Clause 22 (Financial Covenants), Clause 23.9 (Title), Clause 23.10 (Negative pledge), Clause 23.20 (Unlawfulness, invalidity and ranking; Security imperilled), Clause 24.2 (Maintenance of obligatory insurances), Clause 24.3 (Terms of obligatory insurances), Clause 24.5 (Renewal of obligatory insurances) or Clause 27 (Security Cover).

29.4                        Other obligations

(a)                                 A Transaction Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 29.2 (Non-payment) and Clause 29.3 (Specific obligations)).

(b)                                No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 10 days of the Facility Agent giving notice to the Borrowers or (if earlier) any Transaction Obligor becoming aware of the failure to comply.

29.5                        Misrepresentation

Any representation or statement made or deemed to be made by a Transaction Obligor in the Finance Documents or any other document delivered by or on behalf of any Transaction Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made or repeated.

29.6                        Cross default

(a)                                 Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)                                 Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described) unless in any such case, such member of the Group is contesting in good faith the validity of its obligation to make such payment and the Borrowers have provided the Facility Agent with satisfactory evidence it has set aside adequate reserves with respect to the amount being claimed of it and to finance any action it is taking to contest such claims.

(c)                                  Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described) unless in any such case, such member of the Group is contesting in good faith the validity of its obligation to make such payment and the Borrowers have provided the Facility Agent with satisfactory evidence it has set aside adequate reserves with respect to the amount being claimed of it and to finance any action it is taking to contest such claims.

(d)                                 Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described) unless in any such case, such member of the Group is contesting in good faith the validity of its obligation to make such payment and the Borrowers have provided the Facility Agent with satisfactory evidence it has set aside adequate reserves with respect to the amount being claimed of it and to finance any action it is taking to contest such claims.

29.7                        Insolvency

(a)                                 An Obligor is unable or admits inability to pay its debts as they fall due, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with its creditors generally with a view to rescheduling any of its indebtedness.

(b)                                 The value of the assets of any Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

(c)                                  A moratorium is declared in respect of any indebtedness of any Obligor. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

29.8                        Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)                                 the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group other than a solvent liquidation or reorganisation of any member of the Group which is not a Transaction Obligor;

(b)                                 a composition, compromise, assignment or arrangement with any creditor of any member of the Group;

(c)                                  the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any member of the Group or any of its assets; or

(d)                                 enforcement of any Security over any assets of any member of the Group,

or any analogous procedure or step is taken in any jurisdiction.

This Clause 29.8 (Insolvency proceedings) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.

29.9                        Creditors’ process

Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of a member of the Group.

29.10                 Ownership of the Obligors

(a)                                 Following the Private Placement an Obligor (other than the Parent Guarantor) is not or ceases to be a directly owned Subsidiary of the Parent Guarantor.

(b)                                 Following the Private Placement any person or group of persons acting in concert gains control of the Parent Guarantor.

(c)                                  For the purpose of paragraph (b) above “control” means:

(i)                                     the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)                               cast, or control the casting of, more than 33 1/3 per cent, of the maximum number of votes that might be cast at a general meeting of the Parent Guarantor; or

(B)                               appoint or remove all, or the majority, of the directors or other equivalent officers of the Parent Guarantor; or

(C)                               give directions with respect to the operating and financial policies of the Parent Guarantor with which the directors or other equivalent officers of the Parent Guarantor are obliged to comply; and/or

(ii)                                   the holding beneficially of more than 33% per cent, of the issued share capital of the Parent Guarantor (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

(d)                                 For the purpose of paragraph (b) above “acting in concert” means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co- operate, through the acquisition directly or indirectly of shares in the Parent Guarantor by any of them, either directly or indirectly, to obtain or consolidate control of the Parent Guarantor.

29.11                 Unlawfulness, invalidity and ranking

(a)                                 It is or becomes unlawful for a Transaction Obligor to perform any of its obligations under the Finance Documents.

(b)                                 Any obligation of a Transaction Obligor under the Finance Documents is not or ceases to be legal, valid, binding or enforceable.

(c)                                  Any Finance Document ceases to be in full force and effect or to be continuing or is or purports to be determined or any Transaction Security is alleged by a party to it (other than a Finance Party) to be ineffective.

(d)                                 Any Transaction Security proves to have ranked after, or loses its priority to, any other Security.

29.12                 Sanctions

(a)                                 Any of the Obligors, or any other member of the Group or any Affiliate of any of them becomes a Prohibited Person or becomes owned or controlled by, or acts directly or indirectly on behalf of, a Prohibited Person or any of such persons becomes the owner or controller of a Prohibited Person;

(b)                                 Any proceeds of any Loan is made available, directly or indirectly, to or for the benefit of a Prohibited Person or otherwise is, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions;

(c)                                  Any Obligor or other member of the Group or any Affiliate of any of them is not in compliance with all Sanctions.

29.13                 Security imperilled

Any Security created or intended to be created by a Finance Document is in any way imperilled or in jeopardy.

29.14                 Cessation of business

Any member of the Group suspends or ceases to carry on (or threatens to suspend or ceases to carry on) all or a material part of its business.

29.15                 Expropriation

The authority or ability of any member of the Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group or any of its assets.

29.16                 Repudiation and rescission of agreements

A Transaction Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Transaction Document or any Transaction Security.

29.17                 Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to any of the Transaction Documents or the transactions contemplated in any of the Transaction Documents or against any member of the Group or its assets which has or is reasonably likely to have a Material Adverse Effect.

29.18                 Material adverse change

Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.

29.19                 Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrowers:

(a)                                 cancel the Total Commitments, whereupon they shall immediately be cancelled;

(b)                                 declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon it shall become immediately due and payable; and/or

(c)                                  declare that all or part of the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Facility Agent acting on the instructions of the Majority Lenders, and the Facility Agent may serve notices under paragraphs (a), (b) and (c) above simultaneously or on different dates and the Security Agent may take any action referred to in Clause 29.20 (Enforcement of security) if no such notice is served or simultaneously with or at any time after the service of any of such notice.

29.20                 Enforcement of security

On and at any time after the occurrence of an Event of Default which is continuing the Security Agent may, and shall if so directed by the Majority Lenders, take any action which, as a result of the Event of Default or any notice served under Clause 29.19 (Acceleration), the Security Agent is entitled to take under any Finance Document (but for the avoidance of doubt not under the Accounts Security in relation to the Newbuilding Cash Account solely in respect of the Newbuilding Cash Amount B) or any applicable law or regulation.

29.21                 Default interest upon the Loan

On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrowers declare that from the date such Event of Default occurs and while such Event of Default is continuing interest shall accrue upon the Loan at the default rate and in the manner as set out in Clause 8.3 (Default interest).

SECTION 9

CHANGES TO PARTIES

30                                  CHANGES TO THE LENDERS

30.1                        Assignments and transfers by the Lenders

Subject to this Clause 30 (Changes to the Lenders), a Lender (the “Existing Lender”) may:

(a)                                 assign any of its rights; or

(b)                                 transfer by novation any of its rights and obligations,

under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

30.2                        Conditions of assignment or transfer

(a)                                 An Existing Lender must consult with the Borrowers for no more than five Business Days (during which period the Borrowers may serve notice pursuant to Clause 7.3 (Voluntary prepayment of Loan), which notice shall be irrevocable, to prepay no later than 10 Business Days of the date of such notice the relevant portion of the Loan which is to be transferred in accordance with and subject to the provisions of Clause 7.3(b) and Clause 7.7 (Restrictions)) before it may make an assignment or transfer in accordance with Clause 30.1 (Assignments and transfers by Lenders) unless the assignment or transfer is:

(i)                                     to another Lender or an Affiliate of a Lender; or

(ii)                                  if the Existing Lender is a fund, to a fund which is a Related Fund of the Existing Lender; or

(iii)                               made at a time when an Event of Default is continuing.

(b)                                 An assignment will only be effective on:

(i)                                     receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Secured Parties as it would have been under if it were an Original Lender; and

(ii)                                  performance by the Facility Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(c)                                  A transfer will only be effective if the procedure set out in Clause 30.5 (Procedure for transfer) is complied with.

(d)                                 If:

(i)                                     a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)                                  as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (f) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility.

(e)                                  Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

30.3                        Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee in amount to be agreed between the New Lender and the Facility Agent.

30.4                        Limitation of responsibility of Existing Lenders

(a)                                 Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                                     the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(ii)                                  the financial condition of any Transaction Obligor;

(iii)                               the performance and observance by any Transaction Obligor of its obligations under the Finance Documents or any other documents; or

(iv)                              the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                                 Each New Lender confirms to the Existing Lender and the other Finance Parties and the Secured Parties that it:

(i)                                     has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Transaction Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document or the Transaction Security; and

(ii)                                  will continue to make its own independent appraisal of the creditworthiness of each Transaction Obligor and its related entities throughout the Security Period.

(c)                                  Nothing in any Finance Document obliges an Existing Lender to:

(i)                                     accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 30 (Changes to the Lenders); or

(ii)                                  support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Transaction Obligor of its obligations under the Finance Documents or otherwise.

30.5                        Procedure for transfer

(a)                                 Subject to the conditions set out in 30.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender, The Facility Agent shall, subject to paragraph (b) below as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with this Agreement and delivered in accordance with this Agreement, execute that Transfer Certificate.

(b)                                 The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)                                  Subject to Clause 30.9 (Pro rata interest settlement), on the Transfer Date:

(i)                                     to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)                                  each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)                               the Facility Agent, the Security Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent, the Arranger and the Existing Lenders shall each be released from further obligations to each other under the Finance Documents; and

(iv)                              the New Lender shall become a Party as a “Lender”.

30.6                        Procedure for assignment

(a)                                 Subject to the conditions set out in Clause 30.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)                                 The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)                                  Subject to Clause 30.9 (Pro rata interest settlement), on the Transfer Date:

(i)                                     the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)                                  the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)                               the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)                                 Lenders may utilise procedures other than those set out in this Clause 30.6 (Procedure for assignment) to assign their rights under the Finance Documents (but not without the consent of the relevant Obligor or unless in accordance with Clause 30.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 30.2 (Conditions of assignment or transfer).

30.7                        Copy of Transfer Certificate or Assignment Agreement to Borrowers

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrowers a copy of that Transfer Certificate or Assignment Agreement.

30.8                        Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 30 (Changes to the Lenders), each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)                                 any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)                                 in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)                                     release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)                                  require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

30.9                        Pro rata interest settlement

If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 30.5 (Procedure for transfer) or any assignment pursuant to Clause 30.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)                                 any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(b)                                 The rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)                                     when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(ii)                                  the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 30.9 (Pro rata interest settlement), have been payable to it on that date, but after deduction of the Accrued Amounts.

31                                  CHANGES TO THE OBLIGORS

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

SECTION 10

THE FINANCE PARTIES

32                                  THE FACILITY AGENT AND THE ARRANGER

32.1                        Appointment of the Facility Agent

(a)                                 Each other Finance Party appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)                                 Each other Finance Party authorises the Facility Agent to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

32.2                        Duties of the Facility Agent

(a)                                 Subject to paragraph (b) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(b)                                 Without prejudice to Clause 30.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (a) above shall not apply to any Transfer Certificate or to any Assignment Agreement.

(c)                                  Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)                                 If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(e)                                  If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent or the Arranger or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(f)                                   The Facility Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

32.3                        Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under, or in connection with, any Finance Document.

32.4                        No fiduciary duties

(a)                                 The Facility Agent shall not have any duties or obligations to any person under the Finance Documents except to the extent that they are expressly set out in the Finance Documents.

(b)                                 The provisions of paragraph (a) above shall apply even if, notwithstanding and contrary to paragraph (a) above, any provision of this Agreement or any other Finance Document by operation of law has the effect of constituting the Facility Agent as a fiduciary.

(c)                                  Nothing in the Finance Documents constitutes the Facility Agent or the Arranger a trustee of any other person.

(d)                                 None of the Facility Agent, the Security Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

32.5                        Application of receipts

Except as expressly stated to the contrary in any Finance Document, any moneys which the Facility Agent receives or recovers in its capacity as Facility Agent shall be applied by the Facility Agent in accordance with Clause 36.5 (Application of receipts; partial payments).

32.6                        Business with the Group

The Facility Agent and the Arranger may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

32.7                        Rights and discretions of the Facility Agent

(a)                                 The Facility Agent may rely on:

(i)                                     any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)                                  any statement made by a director, officer, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)                                 The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)                                     no Default has occurred (unless it has actual knowledge of a Default arising under Clause 29.2 (Non-payment));

(ii)                                  any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)                               any notice or request made by any Borrower (other than a Utilisation Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)                                  The Facility Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)                                 The Facility Agent may act in relation to the Finance Documents through its personnel and agents.

(e)                                  The Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)                                   Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Arranger is obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

32.8                        Majority Lenders’ instructions

(a)                                 Unless a contrary indication appears in a Finance Document, the Facility Agent shall:

(i)                                     exercise any right, power, authority or discretion vested in it as Servicing Party in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as a Servicing Party); and

(ii)                                  not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)                                 Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)                                  The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)                                 In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders), the Facility Agent shall not be obliged to take any action (or refrain from taking action) (even if it considers acting or not acting to be in the best interests of the Lenders). The Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)                                  The Facility Agent is not authorised to act on behalf of a Lender or Hedge Counterparty (without first obtaining that Lender’s or Hedge Counterparty’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (e)     shall not apply to any legal or arbitration proceedings relating to the perfection, preservation or protection of rights under the Transaction Security or Finance Documents creating Transaction Security.

32.9                        Responsibility for documentation

Neither the Facility Agent nor the Arranger:

(a)                                 is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Facility Agent, the Arranger, an Obligor or any other person given in, or in connection with, any Transaction Document; or

(b)                                 is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Transaction Security or any other agreement, arrangement or document entered into or made or executed in anticipation of, or in connection with, any Transaction Document or the Transaction Security; or

(c)                                  is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

32.10                 Exclusion of liability

(a)                                 Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 36.11 (Disruption to Payment Systems etc.)], the Facility Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

(b)                                 No Party other than the Facility Agent may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and each officer, employee or agent of the Facility Agent may rely on this Clause subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

(c)                                  The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken ail necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

(d)                                 Nothing in this Agreement shall oblige the Facility Agent or the Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Facility Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Arranger.

32.11                 Lenders’ indemnity to the Facility Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Facility Agent (otherwise than by reason of its gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 36.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by an Obligor pursuant to a Finance Document).

32.12                 Resignation of the Facility Agent

(a)                                 The Facility Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Finance Parties and the Borrowers.

(b)                                 Alternatively, the Facility Agent may resign by giving 30 days’ notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders may appoint a successor Facility Agent.

(c)                                  If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Facility Agent may appoint a successor Facility Agent (acting through an office in the United Kingdom).

(d)                                 The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions Facility Agent under the Finance Documents.

(e)                                  The Facility Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)                                   Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 32 (The Facility Agent and the Arranger) and any other provisions of a Finance Document which are expressed to limit or exclude its liability in acting as Facility Agent. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)                                  After consultation with the Borrowers, the Majority Lenders may, by giving 30 days’ notice to the Facility Agent (or, if applicable, at any time the Facility Agent is an Impaired Facility

Agent, by giving any shorter notice determined by the Majority Lenders) replace the Facility Agent by appointing a successor Facility Agent (acting through an office in the United Kingdom).

(h)                                 The retiring Facility Agent shall (at its own cost if it is an Impaired Facility Agent and otherwise at the expense of the Lenders) make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(i)                                     The appointment of the successor Facility Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Facility Agent. As from this date, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 32 (and any agency fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date).

(j)                                    Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(k)                                 The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(i)                                     the Facility Agent fails to respond to a request under Clause 12.7 (FATCA Information) and a Borrower or a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)                                  the information supplied by the Facility Agent pursuant to Clause 12.7 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)                               the Facility Agent notifies the Borrowers and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(1)                                 and (in each case) the Borrowers or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and the Borrowers or that Lender, by notice to the Facility Agent, requires it to resign.

32.13                 Confidentiality

(a)                                 In acting as Facility Agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)                                 If information is received by a division or department of the Facility Agent other than that division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Facility Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c)                                  Notwithstanding any other provision of any Finance Document to the contrary none of the Facility Agent, Security Agent or Arranger is obliged to disclose to any other person (i)       any

confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

32.14                 Relationship with the Lenders

(a)                                 Subject to Clause 30.9 (Pro rata interest settlement), the Facility Agent may treat the person shown in its records as Lender or Hedge Counterparty at the opening of business (in the place of the Facility Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office or, as the case may be, the Hedge Counterparty:

(i)                                     entitled to or liable for any payment due under any Finance Document on that day; and

(ii)                                  entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days’ prior notice from that Lender or Hedge Counterparty to the contrary in accordance with the terms of this Agreement.

(b)                                 Each Lender and each Hedge Counterparty shall supply the Facility Agent with any information that the Security Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Lender and Hedge Counterparty shall deal with the Security Agent exclusively through the Facility Agent and shall not deal directly with the Security Agent.

(c)                                  Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 38.5 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 38.2 (Addresses) and paragraph (a)(iii) of Clause 38.5 (Electronic communication) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

32.15                 Credit appraisal by the Lenders

Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender and Hedge Counterparty confirms to the Facility Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Finance Document including but not limited to:

(a)                                 the financial condition, status and nature of each member of the Group;

(b)                                 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)                                  whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Finance Document or the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)                                 the adequacy, accuracy and/or completeness of any other information provided by the Facility Agent, any Party or by any other person under, or in connection with, any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)                                  the right or title of any person in or to or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

32.16               Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall (in consultation with the Borrowers) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

32.17                 Facility Agent’s management time

Any amount payable to the Facility Agent under Clause 14.3 (Indemnity to the Servicing Parties), Clause 16 (Costs and Expenses) and Clause 32.11 (Lenders’ indemnity to the Facility Agent) shall include the cost of utilising the Facility Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent prior to an Event of Default, may agree with the Borrowers or, following an Event of Default, notify to the Borrowers and the Lenders, and is in addition to any fee paid or payable to the Facility Agent under Clause 11 (Fees).

32.18                 Deduction from amounts payable by the Facility Agent

If any Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

32.19                 Full freedom to enter into transactions

Notwithstanding any rule of law or equity to the contrary, the Facility Agent shall be absolutely entitled:

(a)                                 to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);

(b)                                 to deal in and enter into and arrange transactions relating to:

(i)                                     any securities issued or to be issued by any Transaction Obligor or any other person; or

(ii)                                  any options or other derivatives in connection with such securities; and

(c)                                  to provide advice or other services to any Borrower or any person who is a party to, or referred to in, a Finance Document,

and, in particular, the Facility Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

33                                  THE SECURITY AGENT

33.1                        Trust

(a)                                 The Security Agent declares that it shall hold the Security Property on trust for the Secured Parties on the terms contained in this Agreement and shall deal with the Security Property in accordance with this Clause 33 (The Security Agent) and the other provisions of the Finance Documents.

(b)                                 Each of the parties to this Agreement agrees that the Security Agent shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Finance Documents (and no others shall be implied).

(c)                                  The Security Agent shall not have any liability to any person in respect of its duties, obligations and responsibilities under this Agreement or the other Finance Documents except as expressly set out in paragraph (a) of Clause 33.1 (Trust) and as excluded or limited by this Clause 33 (The Security Agent) including in particular Clause 33.8 (Instructions to Security Agent and exercise of discretion), Clause 33.13 (Responsibility for documentation), Clause 33.14 (Exclusion of liability). Clause 33.16 (Lenders’ indemnity to the Security Agent), Clause 33.23 (Business with the Group) and Clause 33.29 (Full freedom to enter into transactions).

33.2                        Parallel Debt (Covenant to pay the Security Agent)

(a)                                 Each Obligor irrevocably and unconditionally undertakes to pay to the Security Agent its Parallel Debt which shall be amounts equal to, and in the currency or currencies of, its Corresponding Debt.

(b)                                 The Parallel Debt of an Obligor:

(i)                                     shall become due and payable at the same time as its Corresponding Debt;

(ii)                                  is independent and separate from, and without prejudice to, its Corresponding Debt.

(c)                                  For purposes of this Clause 33.2 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent:

(i)                                     is the independent and separate creditor of each Parallel Debt;

(ii)                                  acts in its own name and not as agent, representative or trustee of the Finance Parties and its claims in respect of each Parallel Debt shall not be held on trust; and

(iii)                               shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

(d)                                 The Parallel Debt of an Obligor shall be:

(i)                                     decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and

(ii)                                  increased to the extent that its Corresponding Debt has increased,

and the Corresponding Debt of an Obligor shall be:

(A)                               decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged; and

(B)                               increased to the extent that its Parallel Debt has increased,

in each case provided that the Parallel Debt of an Obligor shall never exceed its Corresponding Debt.

(e)                                  All amounts received or recovered by the Security Agent in connection with this Clause 33.2 (Parallel Debt (Covenant to pay the Security Agent)) to the extent permitted by applicable law, shall be applied in accordance with Clause 36.5 (Application of receipts; partial payments).

(f)                                   This Clause 33.2 (Parallel Debt (Covenant to pay the Security Agent)) shall apply, with any necessary modifications, to each Finance Document.

33.3                        No independent power

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Finance Documents creating the Transaction Security except through the Security Agent.

33.4                        Application of receipts

(a)                                 Except as expressly stated to the contrary in any Finance Document, any moneys which the Security Agent receives or recovers and which are, or are attributable to, Security Property (for the purposes of this Clause 33, the “Recoveries”) shall be transferred to the Facility Agent for application in accordance with Clause 36.5 (Application of receipts; partial payments).

(b)                                 Paragraph (a) above is without prejudice to the rights of the Security Agent, each Receiver and each Delegate:

(i)                                     under Clause 14.4 (Indemnity to the Security Agent) to be indemnified out of the Charged Property; and

(ii)                                  under any Finance Document to credit any moneys received or recovered by it to any suspense account.

(c)                                  Any transfer by the Security Agent to the Facility Agent in accordance with paragraph (a) above shall be a good discharge, to the extent of that payment, by the Security Agent.

(d)                                 The Security Agent is under no obligation to make the payments to the Facility Agent under paragraph (a) of this Clause 33.4 (Application of receipts) in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

33.5                        Deductions from receipts

(a)                                   Before transferring any moneys to the Facility Agent under Clause 33.4 (Application of receipts), the Security Agent may, in its discretion:

(i)                                     deduct any sum then due and payable under this Agreement or any other Finance Documents to the Security Agent or any Receiver or Delegate and retain that sum for itself or, as the case may require, pay it to another person to whom it is then due and payable;

(ii)                                  set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(iii)                               pay all Taxes which may be assessed against it in respect of any of the Security Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

(b)                                 For the purposes of paragraph (a)(i) above, if the Security Agent has become entitled to require a sum to be paid to it on demand, that sum shall be treated as due and payable, even if no demand has yet been served.

33.6                        Prospective liabilities

Following acceleration of any of the Transaction Security, the Security Agent may, in its discretion, or at the request of the Facility Agent, hold any s Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later payment to the Facility Agent for application in accordance with Clause 36.5 (Application of receipts; partial payments) in respect of:

(a)                                 any sum to the Security Agent, any Receiver or any Delegate; and

(b)                                 any part of the Secured Liabilities,

that the Security Agent or, in the case of paragraph (b) only, the Facility Agent, reasonably considers, in each case, might become due or owing at any time in the future.

33.7                        Investment of proceeds

Prior to the payment of the proceeds of the Recoveries to the Facility Agent for application in accordance with Clause 36.5 (Application of receipts; partial payments) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the payment from time to time of those moneys in the Security Agent’s discretion in accordance with the provisions of this Clause 33.7 (Investment of proceeds).

33.8                        Instructions to Security Agent and exercise of discretion

(a)                                 Subject to paragraph (d) below, the Security Agent shall act in accordance with any instructions given to it by the Facility Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)) or, if so instructed by the Facility Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)), refrain from exercising any right, power, authority or discretion vested in it as Security Agent and shall be entitled to assume that:

(i)                                     any instructions received by it from the Facility Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)) are duly given in accordance with the terms of the Finance Documents; and

(ii)                                  unless it has received actual notice of revocation, that those instructions or directions have not been revoked.

(b)                                The Security Agent shall be entitled to request instructions, or clarification of any direction, from the Facility Agent (acting on the instructions of the Majority Lenders or all the Lenders

(as appropriate)) as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers, authorities and discretions and the Security Agent may refrain from acting unless and until those instructions or clarification are received by it.

(c)                                  Any instructions given to the Security Agent by the Facility Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)) shall override any conflicting instructions given by any other Party.

(d)                                 Paragraph (a) above shall not apply:

(i)                                     where a contrary indication appears in this Agreement;

(ii)                                  where this Agreement requires the Security Agent to act in a specified manner or to take a specified action;

(iii)                               in respect of any provision which protects the Security Agent’s own position in its personal capacity as opposed to its role of Security Agent for the Secured Parties including, without limitation, the provisions set out in Clauses 33.10 (Security Agent’s discretions) to Clause 33.29 (Full freedom to enter into transactions); and

(iv)                              in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under any of Clause 33.5 (Deductions from receipts) and Clause 33.6 (Prospective liabilities).

33.9                        Security Agent’s Actions

Without prejudice to the provisions of Clause 33.4 (Application of receipts), the Security Agent may (but shall not be obliged to), in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.

33.10                 Security Agent’s discretions

(a)                                 The Security Agent may:

(i)                                     assume (unless it has received actual notice to the contrary from the Facility Agent) that (i) no Default has occurred and no Obligor is in breach of or default under its obligations under any of the Finance Documents and (ii) any right, power, authority or discretion vested by any Finance Document in any person has not been exercised;

(ii)                                  any notice or request made by any Borrower (other than the Utilisation Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors;

(iii)                               if it receives any instructions or directions to take any action in relation to the Transaction Security, assume that all applicable conditions under the Finance Documents for taking that action have been satisfied;

(iv)                              engage, pay for and rely on the advice or services of any legal advisers, accountants, tax advisers, surveyors or other experts (whether obtained by the Security Agent or by any other Secured Party) whose advice or services may at any time seem necessary, expedient or desirable;

(v)                                   act in relation to the Finance Documents through its personnel and agents;

(vi)                              disclose to any other Party any information it reasonably believes it has received as security agent under this Agreement;

(vii)                           rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party or an Obligor, upon a certificate signed by or on behalf of that person; and

(viii)                        refrain from acting in accordance with the instructions of any Party (including bringing any legal action or proceeding arising out of or in connection with the Finance Documents) until it has received any indemnification and/or security that it may in its discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in so acting.

(b)                                 Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

33.11                 Security Agent’s obligations

The Security Agent shall promptly:

(a)                                 copy to the Facility Agent the contents of any notice or document received by it from any Obligor under any Finance Document;

(b)                                 forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party provided that, except where a Finance Document expressly provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party; and

(c)                                  inform the Facility Agent of the occurrence of any Default or any default by a Debtor in the due performance of or compliance with its obligations under any Finance Document of which the Security Agent has received notice from any other party to this Agreement.

33.12                 Excluded obligations

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Agent shall not:

(a)                                 be bound to enquire as to (i) whether or not any Default has occurred or (ii) the performance, default or any breach by a Transaction Obligor of its obligations under any of the Finance Documents;

(b)                                 be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account;

(c)                                  be bound to disclose to any other person (including but not limited to any Secured Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty;

(d)                                 have or be deemed to have any relationship of trust or agency with, any Obligor.

33.13      Responsibility for documentation

None of the Security Agent, any Receiver nor any Delegate shall accept responsibility or be liable for:

(a)                                 the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)                                 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(c)                                  any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Finance Documents, the Security Property or otherwise, whether in accordance with an instruction from the Facility Agent or otherwise unless directly caused by its gross negligence or wilful misconduct;

(d)                                 the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Finance Documents, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Finance Documents or the Security Property; or

(e)                                  any shortfall which arises on the enforcement or realisation of the Security Property.

33.14                   Exclusion of liability

(a)                                 Without limiting Clause 33.15 (No proceedings), none of the Security Agent, any Receiver or any Delegate will be liable for any action taken by it or not taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

(b)                                 The Security Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

(c)                                  Nothing in this Agreement shall oblige the Security Agent to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

33.15                 No proceedings

No Party (other than the Security Agent, that Receiver or that Delegate) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Security Property and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this Clause subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Rights Act.

33.16                 Lenders’ indemnity to the Security Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct) in acting as Security Agent, Receiver or Delegate under the Finance Documents (unless the relevant Security Agent, Receiver or Delegate has been reimbursed by a Transaction Obligor pursuant to a Finance Document).

33.17                 Own responsibility

Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                                 the financial condition, status and nature of each member of the Group;

(b)           the legality, validity, effectiveness, adequacy and enforceability of any Finance Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(c)                                  whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Security Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(d)                                 the adequacy, accuracy and/or completeness of any information provided by the Security Agent or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)           the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property, and each Secured Party warrants to the Security Agent that it has not relied on and will not at any time rely on the Security Agent in respect of any of these matters.

33.18                 No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)                                 require the deposit with it of any deed or document certifying, representing or constituting the title of any Transaction Obligor to any of the Charged Property;

(b)                                 obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security;

(c)                                  register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Transaction Security;

(d)                                 take, or to require any of the Transaction Obligors to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

(e)                                  require any further assurances in relation to any of the Finance Documents creating the Transaction Security.

33.19      Insurance by Security Agent

(a)                                 The Security Agent shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents. The Security Agent shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

(b)                                 Where the Security Agent is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Facility Agent shall have requested it to do so in writing and the Security Agent shall have failed to do so within 14 days after receipt of that request.

33.20                   Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

33.21                 Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Transaction Obligors may have to any of the Charged Property and shall not be liable for or bound to require any Transaction Obligor to remedy any defect in its right or title.

33.22                 Refrain from illegality

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction and the Security Agent may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

33.23                 Business with the Group

The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

33.24      Winding up of trust

If the Security Agent, with the approval of the Facility Agent determines that (a) all of the Secured Liabilities and all other obligations secured by the Finance Documents creating the Transaction Security have been fully and finally discharged and (b) none of the Secured Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents:

(a)                                 the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Finance Documents creating the Transaction Security; and

(b)                                 any Retiring Security Agent shall release, without recourse or warranty, all of its rights under each of the Finance Documents creating the Transaction Security.

33.25                   Perpetuity period

The trusts constituted by this Agreement are governed by English law and the perpetuity period under the rule against perpetuities, if applicable to this Agreement, shall be the period of 125 years from the date of this Agreement.

33.26                 Powers supplemental

The rights, powers and discretions conferred upon the Security Agent by this Agreement shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by general law or otherwise.

33.27                 Trustee division separate

(a)                                 In acting as trustee for the Secured Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any of its other divisions or departments.

(b)                                 If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

33.28                 Disapplication

In addition to its rights under or by virtue of this Agreement and the other Finance Documents, the Security Agent shall have all the rights conferred on a trustee by the Trustee Act 1925, the Trustee Delegation Act 1999, the Trustee Act 2000 and by general law or otherwise, provided that:

(a)                                 section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement and the other Finance Documents; and

(b)                                 where there are any inconsistencies between (i) the Trustee Acts 1925 and 2000 and (ii) the provisions of this Agreement and any other Finance Document, the provisions of this Agreement and any other Finance Document shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, such provisions shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000.

33.29                 Full freedom to enter into transactions

Notwithstanding any rule of law or equity to the contrary, the Security Agent shall be absolutely entitled:

(a)                                 to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);

(b)                                 to deal in and enter into and arrange transactions relating to:

(i)                                     any securities issued or to be issued by any Transaction Obligor or any other person; or

(ii)                                  any options or other derivatives in connection with such securities; and

(c)                                  to provide advice or other services to any Borrower or any person who is a party to, or referred to in, a Finance Document,

and, in particular, each Servicing Party shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

33.30                 Resignation of the Security Agent

(a)                                 The Security Agent may resign and appoint one of its affiliates as successor by giving notice to the Borrowers and each Finance Party.

(b)                                 Alternatively the Security Agent may resign by giving notice to the other Parties in which case the Majority Lenders may appoint a successor Security Agent.

(c)                                  If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 30 days after the notice of resignation was given, the Security Agent (after consultation with the Facility Agent) may appoint a successor Security Agent.

(d)                                 The retiring Security Agent (the “Retiring Security Agent”) shall, at its own cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents.

(e)                                  The Security Agent’s resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer, by way of a document expressed as a deed, of all of the Security Property to that successor.

(f)                                   Upon the appointment of a successor, the Retiring Security Agent shall be discharged, by way of a document executed as a deed, from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 33.24 (Winding up of trust) and under paragraph (d) above) but shall, in respect of any act or omission by it whilst it was the Security Agent, remain entitled to the benefit of Clause 33 (The Security Agent), Clause 14.4 (Indemnity to the Security Agent), Clause 33.16 (Lenders’ indemnity to the Security Agent) and any other provisions of a Finance Document which are expressed to limit or exclude its liability in acting as Security Agent. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(g)                                  The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Borrowers.

(h)                                 The consent of any Borrower (or any other Obligor) is not required for an assignment or transfer of rights and/or obligations by the Security Agent.

33.31                 Delegation

(a)                                 Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.

(b)                                 That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub delegate.

33.32                 Additional Security Agents

(a)                                 The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)                                      if it considers that appointment to be in the interests of the Secured Parties; or

(ii)                                  for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Agent deems to be relevant; or

(iii)                               for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Borrowers and the Facility Agent of that appointment.

(b)                                 Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Security Agent by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.

(c)                                  The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

34                                  CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)                                 interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                                 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                  oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

35                                  SHARING AMONG THE FINANCE PARTIES

35.1                        Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 36 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due to it under the Finance Documents then:

(a)                                 the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;

(b)                                 the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 36 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)                                  the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 36.5 (Application of receipts; partial payments).

35.2                        Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it among the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 36.5 (Application of receipts; partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

35.3                        Recovering Finance Party’s rights

On a distribution by the Facility Agent under Clause 35.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

35.4                        Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)                                 each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)                                 as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

35.5                        Exceptions

(a)                                 This Clause 35 (Sharing Among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)                                 A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                                     it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)                                  that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

36                                     PAYMENT MECHANICS

36.1                        Payments to the Facility Agent

(a)                                 On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make an amount equal to such payment available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                                 Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Facility Agent specifies.

36.2                        Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 36.3 (Distributions to an Obligor) and Clause 36.4 (Clawbock) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency or, in the case of a Tranche, to such account of such person as may be specified by the Borrowers in a Utilisation Request.

36.3                        Distributions to an Obligor

The Facility Agent may (with the consent of the Obligor or in accordance with Clause 37 (Setoff)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

36.4                        Clawback

(a)                                 Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)                                 If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

36.5                        Application of receipts; partial payments

(a)                                 Subject to paragraph (b) below and except as any Finance Document may otherwise provide, any payment that is received or recovered by any Finance Party under, in connection with, or pursuant to any Finance Document shall be paid to the Facility Agent which shall apply the same in the following order:

(i)                                     first, in or towards payment of any amounts then due and payable under any of the Finance Documents;

(ii)                                  secondly, in retention by the Security Agent of an amount equal to any amount not then payable under any Finance Document but which the Facility Agent, by notice to the Borrowers and the other Finance Parties, states in its opinion will or may become payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them; and

(iii)                               thirdly, any surplus shall be paid to the Borrowers or to any other person who appears to be entitled to it.

(b)                                 If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)                                     first, in or towards payment pro rata of any unpaid fees, costs and expenses of, and any other amounts owing to, the Facility Agent, the Security Agent, any Receiver and any Delegate under the Finance Documents;

(ii)                                  secondly, in or towards payment pro rata of:

(A)                               any accrued interest and fees due but unpaid to the Lenders under this Agreement; and

(B)                               any periodical payments (not being payments as a result of termination or closing out) due but unpaid to the Hedge Counterparties under the Hedging Agreements;

(iii)                             thirdly, in or towards payment pro rata of:

(A)                               any principal due but unpaid to the Lenders under this Agreement; and

(B)                               any payments as a result of termination or closing out due but unpaid to the Hedge Counterparties under the Hedging Agreements; and

(iv)                              fourthly, in or towards payment pro rata of any other sum due to any Finance Party but unpaid under the Finance Documents.

(c)                                  The Facility Agent shall, if so directed by the Majority Lenders and the Hedge Counterparties, vary the order set out in paragraphs (b)(ii) to (b)(iv) above.

(d)                                 Paragraphs (a), (b) and (c) above will override any appropriation made by an Obligor.

36.6                        No set-off by Obligors

(a)                                 All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

(b)                                 Paragraph (a) above shall not affect the operation of any payment or close-out netting in respect of any amounts owing under any Hedging Agreement.

36.7                        Business Days

(a)                                 Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                                 During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

36.8                        Currency of account

(a)                                 Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)                                 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)                                  Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

36.9                        Change of currency

(a)                                 Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)                                     any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrowers); and

(ii)                                  any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)                                 If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrowers) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant interbank Market and otherwise to reflect the change in currency.

36.10                 Currency Conversion

(a)                                 For the purpose of, or pending any payment to be made by any Servicing Party under any Finance Document, such Servicing Party may convert any moneys received or recovered by it from one currency to another, at a market rate of exchange.

(b)                                 The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

36.11                 Disruption to Payment Systems etc.

If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by a Borrower that a Disruption Event has occurred:

(a)                                 the Facility Agent may, and shall if requested to do so by a Borrower, consult with the Borrowers with a view to agreeing with the Borrowers such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances;

(b)                                 the Facility Agent shall not be obliged to consult with the Borrowers in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)                                  the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)                                 any such changes agreed upon by the Facility Agent and the Borrowers shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 44 (Amendments and Waivers);

(e)                                  the Facility Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 36.11 (Disruption to Payment Systems etc.); and

(f)                                   the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

37                                  SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. The relevant Finance Party shall promptly notify an Obligor and the Facility Agent after any set-off.

38                                  NOTICES

38.1                        Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

38.2                        Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:

(a)                                 in the case of the Borrowers, that specified in Schedule 1 (The Parties);

(b)                                 in the case of each Lender, each Hedge Counterparty or any other Obligor, that specified in Schedule 1 (The Parties) or, if it becomes a Party after the date of this Agreement, that notified in writing to the Facility Agent on or before the date on which it becomes a Party;

(c)                                  in the case of the Facility Agent, that specified in Schedule 1 (The Parties); and

(d)                                 in the case of the Security Agent, that specified in Schedule 1 (The Parties),

or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days(1) notice.

38.3                        Delivery

(a)                                 Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)                                     if by way of fax, when received in legible form; or

(ii)                                  if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 38.2 (Addresses), if addressed to that department or officer.

(b)                                 Any communication or document to be made or delivered to a Servicing Party will be effective only when actually received by that Servicing Party and then only if it is expressly marked for the attention of the department or officer of that Servicing Party specified in Schedule 1 (The Parties) (or any substitute department or officer as that Servicing Party shall specify for this purpose).

(c)                                  All notices from or to an Obligor shall be sent through the Facility Agent unless otherwise specified in any Finance Document.

(d)                                 Any communication or document made or delivered to the Borrowers in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

(e)                                  Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

38.4                        Notification of address and fax number

(a)                                  Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 38.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

38.5                        Electronic communication

(a)                                 Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means, to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:

(i)                                     notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(ii)                                  notify each other of any change to their address or any other such information supplied by them by not less than five Business Days(1) notice.

(b)                                 Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Facility Agent only if it is addressed in such a manner as the Facility Agent shall specify for this purpose.

(c)                                  Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

38.6                        English language

(a)                                 Any notice given under or in connection with any Finance Document must be in English.

(b)                                 All other documents provided under or in connection with any Finance Document must be:

(i)                                     in English; or

(ii)                                  if not in English, and if so required by the Facility Agent, accompanied by a certified English translation prepared by a translator approved by the Facility Agent and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

38.7                        Hedging Agreement

Notwithstanding anything in clause 1.1 (Definitions), references to the Finance Documents or a Finance Document in this clause do not include any Hedging Agreement entered into by the Borrower with the Hedge Counterparty in connection with the Facility.

39                                  CALCULATIONS AND CERTIFICATES

39.1                        Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

39.2                        Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

39.3                        Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

40                                  PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

41                                  REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any of the Finance Documents on the part of a Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

42                                  SETTLEMENT OR DISCHARGE CONDITIONAL

Any settlement or discharge under any Finance Document between any Finance Party and any Obligor shall be conditional upon no security or payment to any Finance Party by any Obligor or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

43                                  IRREVOCABLE PAYMENT

If the Facility Agent considers that an amount paid or discharged by, or on behalf of, an Obligor or by any other person in purported payment or discharge of an obligation of that Obligor to a Finance Party under the Finance Documents is capable of being avoided or otherwise set aside on the liquidation or administration of that Obligor or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Finance Documents.

44                                  AMENDMENTS AND WAIVERS

44.1                        Required consents

(a)                                 Subject to Clause 44.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and, in the case of an amendment, the Obligors and any such amendment or waiver will be binding on all Parties.

(b)                                 The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 44 (Amendments and Waivers).

44.2                        Exceptions

(a)                                                                                 An amendment or waiver that has the effect of changing or which relates to:

(i)                                     the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)                                  a postponement to or extension of the date of payment of any amount under the Finance Documents;

(iii)                               a reduction in any Margin or the amount of any payment of principal, interest, fees or commission payable;

(iv)                              an increase in or extension of any Commitment or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility;

(v)                                 a change to any Obligor;

(vi)                              any provision which expressly requires the consent of ail the Lenders;

(vii)                           this Clause 44 (Amendments and Waivers);

(viii)                        any change to the preamble (Background), Clause 2 (The Facility), Clause 3 (Purpose), Clause 5 (Utilisation), Clause 8 (Interest), Clause 28 (Application of Earnings) or Clause 30 (Changes to the Lenders);

(ix)                              any release of, or material variation to, any Transaction Security, guarantee, indemnity or subordination arrangement set out in a Finance Document (except in the case of a release of Transaction Security as it relates to the disposal of an asset which is the subject of the Transaction Security and where such disposal is expressly permitted by the Majority Lenders or otherwise under a Finance Document);

(x)                                 the nature or scope of the guarantees and indemnities granted under Clause 17 (Guarantee and Indemnity — Parent Guarantor), Clause 19 (Guarantee and Indemnity — Hedge Guarantors), the joint and several liability of the Borrowers under Clause 18 (Joint and several liability of the Borrowersi or of any Transaction Security unless:

(A)                               permitted under any Finance Document; or

(B)                               relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document; or

(xi)                              the manner in which the proceeds of enforcement of the Transaction Security are distributed,

shall not be made without the prior consent of all the Lenders.

(b)                                 The Borrowers and the Facility Agent, the Arranger or the Security Agent, as applicable, may amend or waive a term of a Fee Letter to which they are party.

(c)                                  An amendment or waiver which relates to the rights or obligations of a Servicing Party or the Arranger (each in their capacity as such) may not be effected without the consent of that Servicing Party or, as the case may be, the Arranger.

(d)                                 An amendment or waiver which relates to the rights or obligations of a Hedge Counterparty (in its capacity as such) may not be effected without the consent of that Hedge Counterparty.

45                                  CONFIDENTIALITY

45.1                        Confidential Information

Each Finance Party agrees to keep ail Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 45.2 (Disclosure of Confidential Information) and Clause 45.3 (Disclosure to numbering service providers) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

45.2                        Disclosure of Confidential Information

Any Finance Party may disclose:

(a)                                 to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential information;

(b)                                 to any person:

(i)                                     to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)                                  with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)                               appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 32.14 (Relationship with the Lenders));

(iv)                              who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)                                 to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)                              to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;

(vii)                           to whom or for whose benefit that Finance Party chargers, assigns or otherwise creates Security (or may do so) pursuant to Clause 30.8 (Security over Lenders’ rights);

(viii)                        who is a Party, a member of the Group or any related entity of an Obligor; or

(ix)                              with the consent of the Parent Guarantor;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)                               in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)                               in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)                               in relation to paragraphs (b)(v) and (b)(vi) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)                                  to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrowers and the relevant Finance Party;

(d)                                 to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors.

45.3                        Disclosure to numbering service providers

(a)                                 Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)                                     names of Obligors;

(ii)                                  country of domicile of Obligors;

(iii)                               place of incorporation of Obligors;

(iv)                              date of this Agreement;

(v)                                 the names of the Facility Agent and the Arranger;

(vi)                              date of each amendment and restatement of this Agreement;

(vii)                           amount of Total Commitments;

(viii)                        currency of the Facility;

(ix)                              type of Facility;

(x)                                 ranking of Facility;

(xi)                              Termination Date for Facility;

(xii)                           changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and

(xiii)                        such other information agreed between such Finance Party and the Borrowers,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)                                 The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)                                  Each Obligor represents that none of the information set out in paragraphs (a)(i) to (a)(xiii) above is, nor will at any time be, unpublished price-sensitive information.

(d)                                 The Facility Agent shall notify the Parent Guarantor and the other Finance Parties of:

(i)                                     the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(ii)                                  the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.

45.4                        Entire agreement

This Clause 45 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

45.5                        Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

45.6                        Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrowers:

(a)                                 of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 45.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)                                 upon becoming aware that Confidential Information has been disclosed in breach of this Clause 45 (Confidentiality).

45.7 Continuing obligations

The obligations in this 45 (Confidentiality) are continuing and , in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)                                 the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)                                 the date on which such Finance Party otherwise ceases to be a Finance Party.

46                                  COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

47                                  GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

48                                  ENFORCEMENT

48.1                        Jurisdiction

(a)                                 The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)                                 The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.

(c)                                  This Clause 48.1 (Jurisdiction) is for the benefit of the Secured Parties only. As a result no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

48.2                        Service of process

(a)                                 Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)                                      irrevocably appoints Highbury Shipping Services at its office for the time being, presently at 4th Floor, 24-26 Baltic Street, London EC1Y OAU, United Kingdom as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)                                  agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)                                 If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrowers (on behalf of all the Obligors) must immediately (and in any event within 5 days of such event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE PARTIES

PART A

THE OBLIGORS

	Place of	Registration number	Address for
Name of Borrower	Incorporation	(or equivalent, if any)	Communication

CJNP LPG TRANSPORT LLC	Republic of Marshall Islands		c/o Dorian LPG (USA) LLC
27 Signal Road
Stamford, CT 06902
Telephone: +1 (203) 978 1234

Fax: +1 (203) 359 8159

Attn: Theodore Young

CMNL LPG TRANSPORT LLC	Republic of Marshall Islands		c/o Dorian LPG (USA) LLC
27 Signal Road
Stamford, CT 06902
Telephone: +1 (203) 978 1234

Fax: +1 (203) 359 8159

Attn: Theodore Young

CNML LPG TRANSPORT LLC	Republic of Marshall Islands		c/o Dorian LPG (USA) LLC
27 Signal Road
Stamford, CT 06902
Telephone: +1 (203) 978 1234

Fax: +1 (203) 359 8159

Attn: Theodore Young

CORSAIR LPG TRANSPORT LLC	Republic of Marshall Islands		c/o Dorian LPG (USA) LLC
27 Signal Road
Stamford, CT 06902
Telephone: +1 (203) 978 1234

Fax: +1 (203) 359 8159

Attn: Theodore Young

Name of Parent	Place of	Registration number	Address for
Guarantor	Incorporation	(or equivalent, if any)	Communication

DORIAN LPG LTD	Marshall Islands		c/o Dorian LPG (U.S.A.) LLC
27 Signal Road
Stamford, CT 06902
Telephone: +1 (203) 978 1234

Fax: +1 (203) 359 8159

Attn: Theodore Young

c/o Dorian LPG (USA) LLC
27 Signal Road
Stamford, CT 06902
Telephone: +1 (203) 978 1234

Fax: +1 (203) 359 8159

Attn: Theodore Young

Name of Hedge	Place of	Registration number
Guarantor	Incorporation	(or equivalent, if any)

CJNP LPG TRANSPORT LLC	Republic of Marshall Islands		c/o Dorian LPG (USA) LLC
27 Signal Road
Stamford, CT 06902
Telephone: +1 (203) 978 1234

Fax: +1 (203) 359 8159

Attn: Theodore Young

CMNL LPG TRANSPORT LLC	Republic of Marshall Islands		c/o Dorian LPG (USA) LLC
27 Signal Road
Stamford, CT 06902
Telephone: +1 (203) 978 1234

Fax: +1 (203) 359 8159

Attn: Theodore Young

CNML LPG TRANSPORT LLC	Republic of Marshall Islands		c/o Dorian LPG (USA) LLC
27 Signal Road
Stamford, CT 06902
Telephone: +1 (203) 978 1234

Fax: +1 (203) 359 8159

Attn: Theodore Young

CORSAIR LPG TRANSPORT LLC	Republic of Marshall Islands	c/o Dorian LPG (USA) LLC
27 Signal Road
Stamford, CT 06902
Telephone: +1 (203) 978 1234

Fax: +1 (203) 359 8159

Attn: Theodore Young

SCHEDULE 1

THE PARTIES

PART B

THE ORIGINAL LENDERS

Name of Original Lender	Commitment	Address for Communication

THE ROYAL BANK OF SCOTLAND	135,224,500	4th Floor
plc		1 Princes Street
		London EC2R 8PB
		England

		Fax No: +44 (0) 20 7106 6550

THE HEDGE COUNTERPARTIES

Name of Original Hedge
Counterparty	Address for Communication

THE ROYAL BANK OF SCOTLAND	Corporate Risk Solutions
plc	Shipping
135 Bishopsgate
London EC2M 3UR

Fax No: +44 (0) 20 7085 6478

SCHEDULE 1

THE PARTIES

PART C

THE SERVICING PARTIES

Name of Facility Agent	Address for Communication

THE ROYAL BANK OF SCOTLAND plc	4th Floor
1 Princes Street
London EC2R 8PB
England

Fax No: +44 (0) 20 7106 6550

Name of Security Agent	Address for Communication

THE ROYAL BANK OF SCOTLAND plc	4th Floor
1 Princes Street
London EC2R 8PB
England

Fax No: +44 (0) 20 7106 6550

SCHEDULE 2

CONDITIONS PRECEDENT AND CONDITIONS SUBSEQUENT

PART A

CONDITIONS PRECEDENT TO INITIAL UTILISATION REQUEST

1                                         Obligors

1.1                               A copy of the constitutional documents of each Transaction Obligor.

1.2                               A copy of a resolution of the board of directors of each Transaction Obligor:

(a)                                 approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(b)                                 authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(c)                                  authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, a Utilisation Request and each Selection Notice) to be signed and/or despatched by it under, or in connection with, the Finance Documents to which it is a party.

1.3                               An original of the power of attorney of any Transaction Obligor authorising a specified person or persons to execute the Finance Documents to which it is a party.

1.4                               A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

1.5                               A copy of a resolution signed by the Dorian Holdings as the holder of the issued LLC shares in each Borrower, approving the terms of, and the transactions contemplated by, the Finance Documents to which that Borrower is a party.

1.6                               A certificate of each Transaction Obligor (signed by an officer) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on that Transaction Obligor to be exceeded.

1.7                               A certificate of each Transaction Obligor that is incorporated outside the UK (signed by an officer) certifying either that (i) it has not delivered particulars of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or (ii) it has a UK Establishment and specifying the name and registered number under which it is registered with the Registrar of Companies.

1.8                               A certificate of an authorised signatory of the relevant Transaction Obligor certifying that each copy document relating to it specified in this Part A of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2                                         Pre-delivery Contracts and other Documents

2.1                               Copies of the Shipbuilding Contract and of all documents signed or issued by Borrower D or the Purchaser or the Builder (or any of them) under or in connection with them.

2.2                               A certified true copy of the Refund Guarantee.

2.3                               Copies of the MOAs and of all documents signed or issued by Borrower A, Borrower B and Borrower C or the Existing Borrowers (or both of them) under or in connection with them.

2.4                               Such documentary evidence as the Facility Agent and its legal advisers may require in relation to the due authorisation and execution of the Shipbuilding Contract, the MOAs and the Refund Guarantee by each of the parties thereto.

2.5                               Copies of each Hedging Agreement executed by a Hedge Counterparty and the relevant Borrower.

2.6                               Copy of the Hedging Novation Agreement executed by the Parties thereto.

3                                         Security

3.1                               A duly executed original of the Accounts Security in relation to each Account in respect of each Borrower (and of each document to be delivered under each of them).

3.2                               A duly executed original of the Hedging Agreement Assignment in respect of each Borrower (and of each document to be delivered under each of them).

4                                         Legal opinions

4.1                               If a Transaction Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arranger, the Facility Agent and the Security Agent in the relevant jurisdiction, substantially in the form distributed to the Original Lenders before signing this Agreement.

5                                         Other documents and evidence

5.1                               Evidence that any process agent referred to in Clause 48.2 (Service of process), if not an Obligor, has accepted its appointment.

5.2                               A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document, or for the validity and enforceability of any Transaction Document.

5.3                               The original of any mandates or other documents required in connection with the opening or operation of the Accounts.

5.4                               Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

5.5                               Such evidence as the Facility Agent may require in its sole discretion for the Finance Parties to be able to satisfy each of their “know your customer” or similar identification procedures in relation to the transactions contemplated by the Finance Documents.

SCHEDULE 2

CONDITIONS PRECEDENT AND CONDITIONS SUBSEQUENT

PART B

CONDITIONS PRECEDENT TO UTILISATION

1                                         Borrowers

A certificate of an authorised signatory of each Borrower certifying that each copy document which it is required to provide under this Part B of Schedule 2 (Conditions Precedent and Conditions Subsequent) is correct, complete and in full force and effect as at the Utilisation Date of the advance of the Loan.

2                                         Release of Existing Security

An original of each Deed of Release, together with evidence satisfactory to the Facility Agent of its due execution by the parties to it.

3                                         Ship and other security

In relation to each Ship:

3.1                               A duly executed original of the Mortgage, and the Deed of Covenant and the General Assignment in respect of the Ship and of each document to be delivered under or pursuant to each of them together with documentary evidence that the Mortgage in respect of that Ship has been duly registered, recorded (as applicable) as a valid first preferred or priority (as applicable) ship mortgage in accordance with the laws of the jurisdiction of its Approved Flag.

3.2                               Documentary evidence that that Ship:

(a)                                 has been unconditionally delivered by the relevant Existing Borrower to, and accepted by the relevant Borrower under the relevant MOA and that the full purchase price payable and all other sums due to the Existing Borrower (if any) under the MOA, other than the sums to be financed pursuant to the relevant Tranche, have been paid to that Existing Borrower;

(b)                                 is definitively and permanently registered in the name of the relevant Borrower under the Approved Flag applicable to that Ship;

(c)                                  is in the absolute and unencumbered ownership of the relevant Borrower save as contemplated by the Finance Documents;

(d)                                 maintains the Approved Classification with the Approved Classification Society free of all overdue recommendations and conditions of the Approved Classification Society; and

(e)                                  is insured in accordance with the provisions of this Agreement and all requirements in this Agreement in respect of insurances have been complied with.

3.3                               Documents establishing that the Ship will, as from the Utilisation Date, be managed commercially by the Approved Commercial Manager and managed technically by the Approved Technical Manager on terms acceptable to the Facility Agent acting with the authorisation of all of the Lenders, together with:

(a)                                 a Manager’s Undertaking for each of the Approved Technical Manager and the Approved Commercial Manager of that Ship; and

(b)                                 copies of the relevant Approved Technical Manager’s Document of Compliance and of that Ship’s Safety Management Certificate (together with any other details of the applicable safety management system which the Facility Agent requires) and of any other documents required under the ISM Code and the ISPS Code in relation to that Ship including without limitation an ISSC.

3.4                               An opinion from an independent insurance consultant acceptable to the Facility Agent on such matters relating to the Insurances as the Facility Agent may require.

3.5                               Documentary evidence of the lightweight displacement tonnage of the Ship.

4                                         Legal opinions

Legal opinions of the legal advisers to the Arranger, the Facility Agent and the Security Agent in the Republic of the Marshall Islands and the Bahamas and such other relevant jurisdictions as the Facility Agent may require.

5                                         Other documents and evidence

5.1                               Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Utilisation Date.

5.2                               Such evidence as the Facility Agent may require in its sole discretion for the Finance Parties to be able to satisfy each of their “know your customer” or similar identification procedures in relation to the transactions contemplated by the Finance Documents.

5.3                               Evidence that the Minimum Liquidity has been credited to the Minimum Liquidity Account by the Parent Guarantor in compliance with the terms of Clause 22.1(e) (Parent Guarantor’s Financial Covenants).

5.4                               Evidence that the Newbuilding Cash Account has been credited with the Newbuilding Cash Collateral in accordance with Clause 23.22 (Newbuliding Cash Collateral).

5.5                               Evidence that the remainder of the Existing Indebtedness not being refinanced pursuant to this Agreement is either repaid in full or refinanced in full pursuant to an advance made pursuant to the $22,290,000 term loan facility agreement dated on or around the date of this Agreement and entered into by (i) Cygnus Transport Limited and (ii) The Royal Bank of Scotland plc as facility agent, arranger, original lender, hedge counterparty and security agent.

5.6                               Such documentary evidence that the Facility Agent may require in its sole discretion that all of the membership interests in each of the Borrowers have been transferred from Dorian Holdings to the Parent Guarantor.

5.7                               Such documentary evidence that the Facility Agent may require in its sole discretion that the Private Placement has been successful and a minimum amount of $100,000,000 has been raised as equity in the Parent Guarantor.

SCHEDULE 2

CONDITIONS PRECEDENT AND CONDITIONS SUBSEQUENT

PART C

CONDITIONS SUBSEQUENT TO UTILISATION — DELIVERY DATE

1                                         Borrowers

A certificate of an authorised signatory of each Borrower certifying that each copy document which it is required to provide under this Part C of Schedule 2) is correct, complete and in full force and effect.

2                                         Ship and other security

2.1                               A duly executed original of the Mortgage and the Deed of Covenant and the General Assignment in respect of Ship D and of each document to be delivered under or pursuant to each of them together with documentary evidence that the Mortgage in respect of Ship D has been duly registered as a valid first priority ship mortgage in accordance with the laws of the jurisdiction of its Approved Flag.

2.2                               Documentary evidence that Ship D:

(a)                                 has been unconditionally delivered by the Builder to the Purchaser, and accepted by, the Purchaser under the Shipbuilding Contract and that the full purchase price payable and all other sums due to the Builder under the Shipbuilding Contract;

(b)                                 has been unconditionally delivered by the Purchaser to, and accepted by, Borrower D under the relevant MOA and that the full purchase price payable and all other sums due to the Purchaser under the relevant MOA have been paid to the Purchaser and an assignment made of all rights of warranty under the Shipbuilding Contract by the Purchaser in favour of Borrower D;

(c)                                  is definitively and permanently registered in the name of Borrower D under the Approved Flag applicable Ship D;

(d)                                 is in the absolute and unencumbered ownership of Borrower D save as contemplated by the Finance Documents;

(e)                                  maintains the Approved Classification with the Approved Classification Society free of all overdue recommendations and conditions of the Approved Classification Society; and

(f)                                   is insured in accordance with the provisions of this Agreement and all requirements in this Agreement in respect of insurances have been complied with.

2.3                               Documents establishing that Ship D will, as from the Delivery Date, be managed commercially by the Approved Commercial Manager and managed technically by the Approved Technical Manager on terms acceptable to the Facility Agent acting with the authorisation of all of the Lenders, together with:

(a)                                 a Manager’s Undertaking for each of the Approved Technical Manager and the Approved Commercial Manager; and

(b)                                 copies of the relevant Approved Technical Manager’s Document of Compliance and of Ship D’s Safety Management Certificate (together with any other details of the applicable safety management system which the Facility Agent requires) and of any other documents required under the ISM Code and the ISPS Code in relation to Ship D including without limitation an ISSC.

2.4                               An opinion from an independent insurance consultant acceptable to the Facility Agent on such matters relating to the Insurances as the Facility Agent may require.

3                                         Legal opinions

Legal opinions of the legal advisers to the Arranger, the Facility Agent and the Security Agent in the jurisdiction of the Approved Flag of Ship D, the Marshall Islands and such other relevant jurisdictions as the Facility Agent may require.

SCHEDULE 3

REQUESTS

PART A

UTILISATION REQUEST

From:	CJNP LPG TRANSPORT LLC
CMNL LPG TRANSPORT LLC
CNML LPG TRANSPORT LLC
CORSAIR LPG TRANSPORT LLC

To:	THE ROYAL BANK OF SCOTLAND plc

Dated:           [•]

Dear Sirs

CJNP LPG TRANSPORT LLC, CMNL LPG TRANSPORT LLC, CNML LPG TRANSPORT LLC and CORSAIR LPG TRANSPORT LLC — [•] Facility Agreement dated [•] 2013 (the “Agreement”)

1                                         We refer to the Agreement. This is the Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2                                         We wish to borrow Tranche [A][B][C]on the following terms:

Proposed Utilisation Date:                                                                                                   [•] (or, if that is not a Business Day, the next Business Day)

Amount:                                                                                                                                                                                               [•] or, if less, the Available Facility

Interest Period for the Tranche:                                                                       [•]

3                                         We confirm that each condition specified in Clause 4.1 (Initial conditions precedent) Clause 4.2 (Further conditions precedent) as they relate to the Tranche to which this utilisation request refers of the Agreement is satisfied on the date of this Utilisation Request.

4                                         The proceeds of this Tranche should be credited to [account].

5                                         This Utilisation Request is irrevocable.

Yours faithfully

[•]

authorised signatory for

CJNP LPG TRANSPORT LLC

[•]

authorised signatory for

CMNL LPG TRANSPORT LLC

[•]

authorised signatory for

CNML LPG TRANSPORT LLC

[•]

authorised signatory for

CORSAIR LPG TRANSPORT LLC

SCHEDULE 3

REQUESTS

PART B

SELECTION NOTICE

From:	CJNP LPG TRANSPORT LLC
CMNL LPG TRANSPORT LLC
CNML LPG TRANSPORT LLC
CORSAIR LPG TRANSPORT LLC

To:	THE ROYAL BANK OF SCOTLAND plc

Dated:           [•]

Dear Sirs

CJNP LPG TRANSPORT LLC, CMNL LPG TRANSPORT LLC, CNML LPG TRANSPORT LLC and CORSAIR LPG TRANSPORT LLC - [•] Facility Agreement dated [•] 2013 (the “Agreement”)

1                                         We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2                                         We request that, subject to paragraph (f) of Clause 9.1 (Selection of Interest Periods) of the Agreement, the next Interest Period for the Loan be [•].

3                                         This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for

CJNP LPG TRANSPORT LLC

[•]

authorised signatory for

CMNL LPG TRANSPORT LLC

[•]

authorised signatory for

CNML LPG TRANSPORT LLC

[•]

authorised signatory for

CORSAIR LPG TRANSPORT LLC

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:                             THE ROYAL BANK OF SCOTLAND PLC as Facility Agent

From:               [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:           [•]

CJNP LPG Transport LLC, CMNL LPG Transport LLC, CNML LPG Transport LLC and CORSAIR LPG Transport LLC — [•] Facility Agreement dated [•] 2013 (the “Agreement”)

1                                         We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2                                         We refer to Clause 30.5 (Procedure for transfer) of the Agreement:

(a)                                 The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all of the Existing Lender’s rights and obligations under the Agreement and the other Finance Documents (other than any Hedging Agreement) which relate to that portion of the Existing Lender’s Commitment and participation in the Loan under the Agreement as specified in the Schedule in accordance with Clause 30.5 (Procedure for transfer) of the Agreement.

(b)                                 The proposed Transfer Date is [•].

(c)                                  The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 38.2 (Addresses) of the Agreement are set out in the Schedule.

3                                         The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 30.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

4                                         This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5                                         This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

6                                         This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details

for notices and account details for payments.]

[Existing Lender]	[New Lender]

By:[•]	By:[•]

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [•].

[Facility Agent]

By:[•]

SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT

To:                             THE ROYAL BANK OF SCOTLAND PLC as Facility Agent and [•],[•] and [•] as Borrowers, for and on behalf of each Obligor

From:               [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

CJNP LPG Transport LLC, CMNL LPG Transport LLC, CNML LPG Transport LLC and CORSAIR LPG Transport LLC — [•] Facility Agreement dated [•] 2013 (the “Agreement”)

1                                         We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2                                         We refer to Clause 30.6 (Procedure for assignment):

(a)                                 The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement, the other Finance Documents (other than any Hedging Agreement) and in respect of the Transaction Security which correspond to that portion of the Existing Lender’s Commitment and participations in the Loan under the Agreement as specified in the Schedule.

(b)                                 The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments and participations in the Loan under the Agreement specified in the Schedule.

(c)                                  The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3                                         The proposed Transfer Date is [•].

4                                         On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5                                         The Facility Office and address, fax, number and attention details for notices of the New Lender for the purposes of Clause 38.2 (Addresses) are set out in the Schedule.

6                                         The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 30.4 (Limitation of responsibility of Existing Lenders).

7                                         This Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 30.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), to the Borrowers (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

8                                         This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

9                                         This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

10                                  This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment rights and obligations to be transferred by assignment, release and accession

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]                                                    [New Lender]

By:                            By:

This Assignment Agreement is accepted by the Facility Agent and the Transfer Date is confirmed as [•].

Signature of this Assignment Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party.

[Facility Agent]

By:

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To:                             THE ROYAL BANK OF SCOTLAND plc as Facility Agent

From:               DORIAN LPG LTD.

Dated:           [•]

Dear Sirs

CJNP LPG Transport LLC, CMNL LPG Transport LLC, CNML LPG Transport LLC and CORSAIR LPG Transport LLC — [•] Facility Agreement dated [•] 2013 (the “Agreement”)

1                                         We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate,

2                                         We confirm that: [Insert details of covenants to be certified]

3                                         [We confirm that no Default is continuing.]*

Signed:

	Officer	Officer

	Of	of

	DORIAN LPG LTD	DORIAN LPG LTD

SCHEDULE 7

DETAILS OF THE SHIPS

	Name of			Approved Flag	Approved
Ship	the			and port of	Classification
name	Borrower	Type	Cbm	registration	Society	Approved Classification
Captain John NP (“Ship A”)	CJNP LPG Transport LLC	Very large gas carrier	82,000	Bahamas, Nassau	Lloyds Register

+100A1 Liquefied Gas Carrier, Ship Type 2G, Propane, Butadlene, Butane, Butylenes, Anhydrous Ammonia and Propylene in independent tanks type A, maximum specific gravity 0.69, maximum vapour pressure 0.25 bar (0.45 bar in Harbour), minimum temperature minus 50 degrees C, Ship Right SDA, *IWS, LI, EP, +LMC, IGS, UMS, NAV1, +Lloyd’s RMC (LG), Ship Right (FDA, CM, BWMP(s), SCM), ETA, Green Passport

Captain Markos NL (“Ship B”)	CMNL LPG Transport LLC	Very large gas carrier	82,000	Bahamas, Nassau	Lloyds Register

+100A1 Liquefied Gas Carrier, Ship Type 2G, Propane, Butadlene, Butane, Butylenes, Anhydrous Ammonia and Propylene in independent tanks type A, maximum specific gravity 0.69, maximum vapour pressure 0.25 bar (0.45 bar in Harbour), minimum temperature minus 50 degrees C, Ship Right SDA, *IWS, LI, EP, +LMC, IGS, UMS, NAV1, +Lloyd’s RMC (LG), Ship Right (FDA, CM, BWMP(s), SCM), ETA, Green Passport

Captain Nicholas ML (“Ship C”)	CJML LPG Transport LLC	Very large gas carrier	82,000	Bahamas, Nassau	Lloyds Register

+100A1 Liquefied Gas Carrier, Ship Type 2G, Propane, Butadlene, Butane, Butylenes, Anhydrous Ammonia and Propylene in independent tanks type A, maximum specific gravity 0.69, maximum vapour pressure 0.25 bar (0.45 bar in Harbour), minimum temperature minus 50 degrees C, Ship Right SDA, *IWS, LI, EP, +LMC, IGS, UMS, NAV1, +Lloyd’s RMC (LG), Ship Right (FDA, CM, BWMP(s), SCM), ETA, Green Passport

(tbn) (ex Hull 2657) (“Ship D”)	Corsair LPG Transport LLC	Very large gas carrier	82,000	Bahamas, Nassau	American Bureau of Shipping

+A1 (E), Liquefied Gas Carrier with independent tanks, +ACCU, +AMS, SHR, NBL, TCM, with description in the record Type 2G Ship, maximum pressure 0.275 bar. minimum temperature minus 52 degrees C, specific gravity 610 kg/m3, UWILD, CPS, BWE, ENVIRO

SCHEDULE 8

TIMETABLES

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 9.1 (Selection of Interest Periods))	Five Business Days before the intended Utilisation Date (Clause 5.1 (Delivery of a Utilisation Request)) or the expiry of the preceding Interest Period (Clause 9.1 (Selection of Interest Periods))

Facility Agent notifies the Lenders of the Tranche to be advanced in accordance with Clause 5.4 (Lenders’ participation)	Three Business Days before the intended Utilisation Date.

LIBOR is fixed	Quotation Day as of 11:00 am London time

SCHEDULE 9

APPROVED VALUERS

Fearnley A/S

GrevWedelS Plass 9

P.O. Box 1158 Sentrum

N-0107 Oslo

Norway

Braemar Seascope Ltd.

35 Cosway Street

London NW1 5BT

United Kingdom

EA Gibson Shipbrokers Ltd.

P.O. Box 278, Audrey House

16-20 Ely Place

London EC1P 1HP

United Kingdom

SCHEDULE 10

APRROVED CHARTERERS

The Facility Agent reserves the right to remove any of the below if, in the Facility Agent’s opinion, a material event has occurred which could impact of their credit worthiness or reputation.

Statoil

Petredec

Petrobras

Total

Shell

Exxon

BP

Vitol

Glencore

Trafigura

Mitsui

Mitsubishi

Chevron

EXECUTION PAGES

BORROWERS

SIGNED by	)	/s/ John Lycouris
as officer duly authorised	)
for and on behalf of	)
CJNP LPG TRANSPORT LLC	)
in the presence of:	)

Witness’ signature:	)	/s/ Electra Stamatopoulos
Witness’ name:	)	WATSON, FARLEY & WILLIAMS
Witness’ address:	)	89 AKTI MIAOULI
PIRAEUS 185 38 - GREECE

SIGNED by	)	/s/ John Lycouris
as officer duly authorised	)
for and on behalf of	)
CMNL LPG TRANSPORT LLC	)
in the presence of:	)

Witness’ signature:	)	/s/ Electra Stamatopoulos
Witness’ name:	)	WATSON, FARLEY & WILLIAMS
Witness’ address:	)	89 AKTI MIAOULI
PIRAEUS 185 38 - GREECE

SIGNED by	)	/s/ John Lycouris
as officer duly authorised	)
for and on behalf of	)
CNML LPG TRANSPORT LLC	)
in the presence of:	)

Witness’ signature:	)	/s/ Electra Stamatopoulos
Witness’ name:	)	WATSON, FARLEY & WILLIAMS
Witness’ address:	)	89 AKTI MIAOULI
PIRAEUS 185 38 - GREECE

SIGNED by	)	/s/ John Lycouris
as officer duly authorised	)
for and on behalf of	)
CORSAIR LPG TRANSPORT LLC	)
in the presence of:	)

Witness’ signature:	)	/s/ Electra Stamatopoulos
Witness’ name:	)	WATSON, FARLEY & WILLIAMS
Witness’ address:	)	89 AKTI MIAOULI
PIRAEUS 185 38 - GREECE

PARENT GUARANTOR

SIGNED by	)	/s/ John Lycouris
as officer duly authorised	)
for and on behalf of	)
DORIAN LPG LTD.	)
in the presence of:	)

Witness’ signature:	)	/s/ Electra Stamatopoulos
Witness’ name:	)	WATSON, FARLEY & WILLIAMS
Witness’ address:	)	89 AKTI MIAOULI
PIRAEUS 185 38 - GREECE

HEDGE GUARANTORS

SIGNED by	)	/s/ John Lycouris
as officer duly authorised	)
for and on behalf of	)
CJNP LPG TRANSPORT LLC	)
in the presence of:	)

Witness’ signature:	)	/s/ Electra Stamatopoulos
Witness’ name:	)	WATSON, FARLEY & WILLIAMS
Witness’ address:	)	89 AKTI MIAOULI
PIRAEUS 185 38 - GREECE

SIGNED by	)	/s/ John Lycouris
as officer duly authorised	)
for and on behalf of	)
CMNP LPG TRANSPORT LLC	)
in the presence of:	)

Witness’ signature:	)	/s/ Electra Stamatopoulos
Witness’ name:	)	WATSON, FARLEY & WILLIAMS
Witness’ address:	)	89 AKTI MIAOULI
PIRAEUS 185 38 - GREECE

SIGNED by	)	/s/ John Lycouris
as officer duly authorised	)
for and on behalf of	)
CNML LPG TRANSPORT LLC	)
in the presence of:	)

Witness’ signature:	)	/s/ Electra Stamatopoulos
Witness’ name:	)	WATSON, FARLEY & WILLIAMS
Witness’ address:	)	89 AKTI MIAOULI
PIRAEUS 185 38 - GREECE

SIGNED by	)	/s/ John Lycouris
as officer duly authorised	)
for and on behalf of	)
CORSAIR LPG TRANSPORT LLC	)
in the presence of:	)

Witness’ signature:	)	/s/ Electra Stamatopoulos
Witness’ name:	)	WATSON, FARLEY & WILLIAMS
Witness’ address:	)	89 AKTI MIAOULI
PIRAEUS 185 38 - GREECE

ORIGINAL LENDERS

SIGNED by	)	/s/ Nick Daskalakis
duly authorised	)
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND plc	)
in the presence of:	)

Witness’ signature:	)	/s/ Electra Stamatopoulos
Witness’ name:	)	WATSON, FARLEY & WILLIAMS
Witness’ address:	)	89 AKTI MIAOULI
PIRAEUS 185 38 - GREECE

ORIGINAL HEDGE COUNTERPARTIES

SIGNED by	)	/s/ George Paleokrassas
duly authorised	)
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND plc	)
in the presence of:	)

Witness’ signature:	)	/s/ Electra Stamatopoulos
Witness’ name:	)	WATSON, FARLEY & WILLIAMS
Witness’ address:	)	89 AKTI MIAOULI
PIRAEUS 185 38 - GREECE

ARRANGER

SIGNED by	)	/s/ Nick Daskalakis
duly authorised	)
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND plc	)
in the presence of:	)

Witness’ signature:	)	/s/ Electra Stamatopoulos
Witness’ name:	)	WATSON, FARLEY & WILLIAMS
Witness’ address:	)	89 AKTI MIAOULI
PIRAEUS 185 38 - GREECE

FACILITY AGENT

SIGNED by	)	/s/ Nick Daskalakis
duly authorised	)
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND plc	)
in the presence of:	)

Witness’ signature:	)	/s/ Electra Stamatopoulos
Witness’ name:	)	WATSON, FARLEY & WILLIAMS
Witness’ address:	)	89 AKTI MIAOULI
PIRAEUS 185 38 - GREECE

SECURITY AGENT

SIGNED by	)	/s/ Nick Daskalakis
duly authorised	)
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND plc	)
in the presence of:	)

Witness’ signature:	)	/s/ Electra Stamatopoulos
Witness’ name:	)	WATSON, FARLEY & WILLIAMS
Witness’ address:	)	89 AKTI MIAOULI
PIRAEUS 185 38 - GREECE